                                                                     EXHIBIT 4.1


                                                                [CONFORMED COPY]


                                 $3,855,000,000



                            364-DAY CREDIT AGREEMENT


                                   dated as of


                                February 7, 2001


                         Tyco International Group S.A.,
                                    Borrower

                            Tyco International Ltd.,
                                    Guarantor


                            The Chase Manhattan Bank,
                              Administrative Agent

                             Bank of America, N.A.,
                               Commerzbank AG and
                              Salomon Smith Barney,
                              Co-Syndication Agents

             J.P. Morgan & Co., a division of Chase Securities Inc.,
                                    Arranger

                                TABLE OF CONTENTS


                                                                         PAGE
                                                                         ----

                              ARTICLE 1 DEFINITIONS

SECTION 1.01.  DEFINITIONS..................................................1
SECTION 1.02.  ACCOUNTING TERMS AND DETERMINATIONS.........................20
SECTION 1.03.  CLASSES AND TYPES OF LOANS AND BORROWINGS...................21

                              ARTICLE 2 THE CREDITS

SECTION 2.01.  COMMITMENTS TO LEND.........................................21
SECTION 2.02.  NOTICE OF COMMITTED BORROWING...............................25
SECTION 2.03.  THE MONEY MARKET BORROWINGS.................................25
SECTION 2.04.  NOTICE TO BANKS; FUNDING OF LOANS...........................29
SECTION 2.05.  PROMISSORY NOTES............................................31
SECTION 2.06.  MATURITY OF LOANS...........................................31
SECTION 2.07.  INTEREST RATES..............................................32
SECTION 2.08.  FACILITY FEE................................................34
SECTION 2.09.  OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS............34
SECTION 2.10.  MANDATORY TERMINATION OF COMMITMENTS........................34
SECTION 2.11.  OPTIONAL PREPAYMENTS........................................35
SECTION 2.12.  GENERAL PROVISIONS AS TO PAYMENTS...........................35
SECTION 2.13.  FUNDING LOSSES..............................................36
SECTION 2.14.  COMPUTATION OF INTEREST AND FEES............................37
SECTION 2.15.  REGULATION D COMPENSATION...................................37
SECTION 2.16.  METHOD OF ELECTING INTEREST RATES...........................37
SECTION 2.17.  DETERMINING DOLLAR AMOUNTS OF ALTERNATIVE CURRENCY
      LOANS; RELATED MANDATORY PREPAYMENTS.................................39
SECTION 2.18.  ADDITIONAL RESERVE COSTS....................................40
SECTION 2.19.  CHANGES IN MARKET PRACTICE FOLLOWING EMU....................41

                              ARTICLE 3 CONDITIONS

SECTION 3.01.  EFFECTIVENESS...............................................41
SECTION 3.02.  EXISTING 364-DAY AGREEMENT..................................42
SECTION 3.03.  BORROWINGS..................................................43

                    ARTICLE 4 REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  CORPORATE EXISTENCE AND POWER...............................43
SECTION 4.02.  CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO
      CONTRAVENTION........................................................44
SECTION 4.03.  BINDING EFFECT..............................................44
SECTION 4.04.  FINANCIAL INFORMATION.......................................44
SECTION 4.05.  LITIGATION..................................................44
SECTION 4.06.  COMPLIANCE WITH ERISA.......................................44
SECTION 4.07.  ENVIRONMENTAL MATTERS.......................................45
SECTION 4.08.  TAXES.......................................................45
SECTION 4.09.  SUBSIDIARIES................................................46
SECTION 4.10.  NOT AN INVESTMENT COMPANY...................................46
SECTION 4.11.  FULL DISCLOSURE.............................................46
SECTION 4.12.  OBLIGATIONS TO BE PARI PASSU................................46

                               ARTICLE 5 COVENANTS

SECTION 5.01.  INFORMATION.................................................46
SECTION 5.02.  PAYMENT OF OBLIGATIONS......................................48
SECTION 5.03.  MAINTENANCE OF PROPERTY; INSURANCE..........................49
SECTION 5.04.  CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE............49
SECTION 5.05.  COMPLIANCE WITH LAWS........................................50
SECTION 5.06.  INSPECTION OF PROPERTY, BOOKS AND RECORDS;
      CONFIDENTIALITY......................................................50
SECTION 5.07.  LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS AND
      OTHER DISTRIBUTIONS..................................................52
SECTION 5.08.  DEBT........................................................54
SECTION 5.09.  FIXED CHARGE COVERAGE.......................................54
SECTION 5.10.  NEGATIVE PLEDGE.............................................54
SECTION 5.11.  CONSOLIDATIONS, MERGERS AND SALES OF ASSETS.................56
SECTION 5.12.  TRANSACTIONS WITH AFFILIATES................................57
SECTION 5.13.  RESTRICTED PAYMENTS.........................................58
SECTION 5.14.  SUBSIDIARY GUARANTORS.......................................58
SECTION 5.15.  USE OF PROCEEDS.............................................58

                               ARTICLE 6 DEFAULTS

SECTION 6.01.  EVENTS OF DEFAULTS..........................................59
SECTION 6.02.  NOTICE OF DEFAULT...........................................62

                               ARTICLE 7 THE AGENT

SECTION 7.01.  APPOINTMENT AND AUTHORIZATION...............................62
SECTION 7.02.  AGENT AND AFFILIATES........................................62
SECTION 7.03.  ACTION BY AGENT.............................................63
SECTION 7.04.  CONSULTATION WITH EXPERTS...................................63
SECTION 7.05.  LIMITS OF LIABILITY.........................................63
SECTION 7.06.  INDEMNIFICATION.............................................63
SECTION 7.07.  CREDIT DECISION.............................................64
SECTION 7.08.  SUCCESSOR AGENT.............................................64
SECTION 7.09.  AGENT'S FEE.................................................64

                        ARTICLE 8 CHANGE IN CIRCUMSTANCES

SECTION 8.01.  BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR....65
SECTION 8.02.  ILLEGALITY..................................................65
SECTION 8.03.  INCREASED COST AND REDUCED RETURN...........................66
SECTION 8.04.  TAXES.......................................................68
SECTION 8.05.  BASE RATE LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS...70
SECTION 8.06.  SUBSTITUTION OF BANK........................................70

                             ARTICLE 9 MISCELLANEOUS

SECTION 9.01.  NOTICES.....................................................71
SECTION 9.02.  NO WAIVERS..................................................71
SECTION 9.03.  EXPENSES; INDEMNIFICATION...................................72
SECTION 9.04.  SHARING OF SET-OFFS.........................................72
SECTION 9.05.  AMENDMENTS AND WAIVERS......................................73
SECTION 9.06.  SUCCESSORS AND ASSIGNS......................................73
SECTION 9.07.  COLLATERAL..................................................76
SECTION 9.08.  GOVERNING LAW...............................................76
SECTION 9.09.  COUNTERPARTS; INTEGRATION...................................76
SECTION 9.10.  WAIVER OF JURY TRIAL........................................76
SECTION 9.11.  JUDGMENT CURRENCY...........................................77
SECTION 9.12.  JUDICIAL PROCEEDINGS........................................77

                              ARTICLE 10 GUARANTEE

SECTION 10.01.  THE GUARANTEE..............................................78
SECTION 10.02.  GUARANTEE UNCONDITIONAL....................................78
SECTION 10.03.  DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN
      CERTAIN CIRCUMSTANCES................................................79
SECTION 10.04.  WAIVER BY THE GUARANTOR....................................80

SECTION 10.05.  SUBROGATION................................................80
SECTION 10.06.  STAY OF ACCELERATION.......................................80

Commitment Schedule
Pricing Schedule
Exhibit A - Promissory Note
Exhibit B - Money Market Quote Request
Exhibit C - Invitation for Money Market Quotes
Exhibit D - Money Market Quote
Exhibit E - Opinion of Chief Corporate Counsel of the Guarantor
Exhibit F - Opinion of Special Counsel for the Borrower
Exhibit G - Opinion of Special Counsel for the Guarantor
Exhibit H - Opinion of Special Counsel for the Agent
Exhibit I - Assignment and Assumption Agreement
Exhibit J - Form of Subsidiary Guarantee
Exhibit K - Form of Subsidiary Counsel Opinion
Exhibit L - Mandatory Costs Rate
Exhibit M - Extension Agreement

                            364-DAY CREDIT AGREEMENT

         AGREEMENT dated as of February 7, 2001 among TYCO INTERNATIONAL GROUP S.A., TYCO INTERNATIONAL LTD., the BANKS listed on the signature pages hereof and THE CHASE MANHATTAN BANK, as Agent.

         The parties hereto agree as follows:



                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

         "ABSOLUTE RATE AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

         "ACQUIRED DEBT" means Debt of a Person (a) existing at the time such Person becomes a Subsidiary or merges into a Subsidiary and (b) not created in contemplation of such event.

         "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

         "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Guarantor (a "CONTROLLING PERSON") or
(ii) any Person (other than the Guarantor or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The fact that an Affiliate of a Person is a member of a law firm that renders services to such Person or its Affiliates does not mean that the law firm is an Affiliate of such Person.

         "AGENT" means The Chase Manhattan Bank in its capacity as administrative agent for the Banks under the Financing Documents, any successor agent that becomes the Agent pursuant to Section 7.08, and the respective corporate successors of the foregoing acting in such capacity.

         "ALTERNATIVE CURRENCY" means Euro or Sterling; PROVIDED that any other currency (except Dollars) shall also be an Alternative Currency if (i) the Borrower requests, by notice to the Agent, that such currency be included as an additional Alternative Currency for purposes of this Agreement, (ii) such currency is freely transferable and is freely convertible into Dollars in the London foreign exchange market, (iii) deposits in such currency are customarily offered to banks in the London interbank market and (iv) every Bank, by notice to the Agent, approves the inclusion of such currency as an additional Alternative Currency for purposes hereof. The Banks' approval of any such additional Alternative Currency may be limited to a specified maximum Dollar Amount or a specified period of time or both.

         "ALTERNATIVE CURRENCY LOAN" means a Committed Loan that is made in an Alternative Currency pursuant to the applicable Notice of Committed Borrowing. Any Loan in the currency of a Participating Member State shall be denominated in Euro Units. Any Loan made in the currency of a Participating Member State before the date on which such Participating Member State adopts the Euro as its currency (the "ENTRY DATE") and still outstanding on the Entry Date shall be prepaid on the last day of the Interest Period applicable thereto on the Entry Date. A Swingline Loan is an Alternative Currency Loan.

         "ALTERNATIVE CURRENCY SUBLIMIT" means a Dollar Amount equal to $2,000,000,000.

         "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Currency Loans, its Euro-Currency Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

         "APPROVED FUND" means any Fund that is administered or managed by (i) a Bank, (ii) an affiliate of a Bank or (iii) an entity or an affiliate of an entity that administers or manages a Bank.

         "ASSIGNEE" has the meaning set forth in Section 9.06(c).

         "BANK" means each bank listed on the signature pages hereof, each financial institution which becomes a Bank pursuant to Section 2.01(h), each Assignee which becomes a Bank pursuant to Section 9.06(c), and the respective corporate successors of the foregoing.

         "BANK AFFILIATE" means, with respect to the Agent or any Bank, any Person controlling, controlled by or under common control with the Agent or such Bank, as the case may be.

         "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "BASE RATE LOAN" means a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Section 2.07(a) or Article 8.

         "BERMUDA COMPANIES LAW" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Guarantor.

         "BORROWER" means Tyco International Group S.A., a Luxembourg company, and its successors.

         "BORROWING" has the meaning set forth in Section 1.03.

         "CLASS" has the meaning specified in Section 1.03.

         "COMMITMENT" means (i) with respect to each Bank listed on the Commitment Schedule, the amount set forth opposite the name of such Bank on the Commitment Schedule and (ii) with respect to any financial institution which becomes a Bank pursuant to Section 2.01(h) or any Assignee, the amount of the Commitment assumed by it pursuant to Section 9.06(c), as the case may be, in each case as such amount may be changed from time to time pursuant to Section
2.09 or 9.06(c).

         "COMMITMENT PERCENTAGE" means, with respect to each Bank, the percentage equivalent of a fraction the numerator of which is the amount of its Commitment and the denominator of which is the aggregate amount of the Commitments of all Banks.

         "COMMITMENT SCHEDULE" means the Commitment Schedule attached hereto.

         "COMMITTED BORROWING" has the meaning set forth in Section 1.03.

         "COMMITTED LOAN" means a Syndicated Loan or a Swingline Loan.

         "CONDUIT" means a special purpose corporation which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business.

         "CONDUIT DESIGNATION" has the meaning set forth in Section 9.06(f).

         "CONSENTS" has the meaning set forth in Section 4.01.

         "CONSOLIDATED ASSETS" means, at any time, the total assets of the Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis as of such time.

         "CONSOLIDATED DEBT" means, at any date, the aggregate amount of Debt of the Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis as of such date; PROVIDED that (i) if a Permitted Receivables Transaction is outstanding at such date and is accounted for as a sale of accounts receivable under generally accepted accounting principles, Consolidated Debt determined as aforesaid shall be adjusted to include the additional Debt, determined on a consolidated basis as of such date, which would have been outstanding at such date had such Permitted Receivables Transaction been accounted for as a borrowing at such date and (ii) Consolidated Debt shall in any event include all Debt of any Person other than the Guarantor or a Consolidated Subsidiary which is Guaranteed by the Guarantor or a Consolidated Subsidiary, except that Consolidated Debt shall not include Debt of a joint venture, partnership or similar entity which is Guaranteed by the Guarantor or a Consolidated Subsidiary by virtue of the joint venture, partnership or similar arrangement with respect to such entity or by operation of applicable law (and not otherwise) so long as the aggregate outstanding principal amount of such excluded Debt at any date does not exceed $50,000,000.

         "CONSOLIDATED EBIT" means, for any fiscal period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense, (ii) federal, state and local income tax expense and (iii) minority interest (not to exceed for this purpose 20%) in the consolidated net income of TyCom Ltd.

         "CONSOLIDATED INTEREST EXPENSE" means, for any fiscal period, (without duplication) (i) the consolidated interest expense of the Guarantor and its Consolidated Subsidiaries for such period MINUS (ii) the consolidated interest income of the Guarantor and its Consolidated Subsidiaries for such period, if, and only if, such consolidated interest income is equal to or less than $5,000,000, PLUS (iii) if a Permitted Receivables Transaction outstanding during such period is accounted for as a sale of accounts receivable under generally accepted accounting principles, the additional consolidated interest expense that would have accrued during such period had such Permitted Receivables Transaction been accounted for as a borrowing during such period, in each case determined on a consolidated basis.

         "CONSOLIDATED NET INCOME" means, for any fiscal period, the consolidated net income of the Guarantor and its Consolidated Subsidiaries for such period, determined on a consolidated basis after eliminating therefrom all Extraordinary

Gains and Losses. "EXTRAORDINARY GAINS AND LOSSES" means and includes, for any fiscal period, all extraordinary gains and losses and all other material non-recurring non-cash items of the Guarantor and its Consolidated Subsidiaries for such period, determined on a consolidated basis and, in addition, includes, without limitation, gains or losses from the discontinuance of operations and gains or losses of the Guarantor and its Consolidated Subsidiaries for such period resulting from the sale, conversion or other disposition of material assets of the Guarantor or any Consolidated Subsidiary other than in the ordinary course of business.

         "CONSOLIDATED NET WORTH" means, at any date, the consolidated stockholders' equity of the Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis as of such date and adjusted so as to exclude the effect of the currency translation adjustment as of such date.

         "CONSOLIDATED SUBSIDIARY" means, at any date, with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date; unless otherwise specified, Consolidated Subsidiary means a Consolidated Subsidiary of the Guarantor.

         "CONSOLIDATED TANGIBLE ASSETS" means, at any time, the total assets less all Intangible Assets appearing on the most recently prepared balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of a fiscal quarter of the Guarantor, prepared on a consolidated basis in accordance with United States generally accepted accounting principles as in effect on the date of calculation.

         "CONSOLIDATED TANGIBLE NET WORTH" means, at any date, (i) Consolidated Net Worth as of such date MINUS (ii) Intangible Assets as of such date.

         "CONSOLIDATED TOTAL CAPITALIZATION" means, at any date, the sum of Consolidated Debt and Consolidated Net Worth, each determined as of such date.

         "DEBT" of any Person means, at any date, without duplication, (i) the principal amount of all obligations of such Person for borrowed money, (ii) the principal amount of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (it being understood that, subject to the proviso to this definition of "Debt," performance bonds, performance guaranties, letters of credit, bank guaranties and similar instruments shall not constitute Debt of such Person to the extent that the outstanding reimbursement obligations of such Person in respect thereof are collateralized by cash or cash equivalents, which cash or cash equivalents would not be reflected as assets on a balance sheet of such Person prepared in accordance with generally accepted accounting principles), (iii) all obligations of such Person to pay the deferred purchase price of property or services recorded on the books of such Person, except for (a) trade and similar accounts payable and accrued expenses arising in the ordinary course of business, and (b) employee compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (iv) all obligations of such Person as lessee which are capitalized on the books of such Person in accordance with generally accepted accounting principles, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Debt of others Guaranteed by such Person; PROVIDED, HOWEVER, that Debt shall not include:

                           (A) contingent reimbursement obligations in respect of performance bonds, performance guaranties, bank guaranties or letters of credit issued in lieu of performance bonds or performance guaranties or similar instruments, in each case, incurred by such Person in the ordinary course of business;

                           (B) contingent reimbursement obligations in respect of trade letters of credit, or similar instruments, in each case, incurred by such Person in the ordinary course of business; or

                           (C) contingent reimbursement obligations in respect of standby letters of credit or similar instruments securing self-insurance obligations of such Person;

in each case, so long as the underlying obligation supported thereby does not itself constitute Debt.

         "DEBT RATING" means a rating of the Borrower's long-term debt which is not secured or supported by a guarantee, letter of credit or other form of credit enhancement. If a Debt Rating by a Rating Agency is required to be at or above a specified level and such Rating Agency shall have changed its system of classifications after the date hereof, the requirement will be met if the Debt Rating by such Rating Agency is at or above the new rating which most closely corresponds to the specified level under the old rating system.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DOLLAR AMOUNT" means, at any time:

          (i) with respect to any Dollar-Denominated Loan, the principal amount thereof then outstanding; and

         (ii) with respect to any Alternative Currency Loan, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars at the Spot Rate most recently used by the Agent to determine or redetermine the Dollar Amount of such Loan pursuant to
         Section 2.17(a).

         "DOLLAR-DENOMINATED LOAN" means a Loan that is made in Dollars pursuant to the applicable Notice of Borrowing.

         "DOLLARS" and the sign "$" mean lawful currency of the United States.

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

         "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 3.01.

         "EMU LEGISLATION" means legislative measures of the Council of the European Union for the introduction of, changeover to or operation of the Euro.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA GROUP" means any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "EURO" means the single currency of the Participating Member States in the Third Stage.

         "EURO-CURRENCY BUSINESS DAY" means a Euro-Dollar Business Day, unless such term is used in connection with an Alternative Currency Borrowing or Alternative Currency Loan, in which case such day shall only be a Euro-Currency Business Day if commercial banks are open for international business (including dealings in deposits in such Alternative Currency) in both London and the place designated by the Agent for funds to be paid or made available in such Alternative Currency.

         "EURO-CURRENCY LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Currency Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Currency Lending Office by notice to the Company and the Agent; PROVIDED that any Bank may from time to time by notice to the Borrower and the Agent designate separate Euro-Currency Lending Offices for its Loans in different currencies, in which case all references herein to the Euro-Currency Lending Office of such Bank shall be deemed to refer to any or all of such offices, as the context may require.

         "EURO-CURRENCY LOAN" means either a Euro-Dollar Loan or an Alternative Currency Loan.

         "EURO-CURRENCY MARGIN" has the meaning specified in the Pricing
Schedule.

         "EURO-CURRENCY RATE" means a rate of interest determined pursuant to
Section 2.07(b) on the basis of a London Interbank Offered Rate.

         "EURO-CURRENCY RESERVE PERCENTAGE" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro- Currency Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

         "EURO-DOLLAR LOAN" means a Dollar-Denominated Committed Loan that bears interest at a Euro-Currency Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

         "EURO UNIT" means the currency unit of the Euro.

         "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

         "EXISTING 364-DAY AGREEMENT" means the 364-Day Credit Agreement dated as of February 11, 2000, among the Borrower, the Guarantor, the banks listed therein and Morgan Guaranty Trust Company of New York, as agent for such banks, as amended to the Effective Date.

         "EXISTING TYCO US DEBT" means publicly held and privately placed debt securities of Tyco US outstanding at December 22, 1997.

         "FACILITY FEE RATE" means a rate per annum determined daily in accordance with the Pricing Schedule.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, PROVIDED that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to The Chase Manhattan Bank on such day on such transactions as determined by the Agent.

         "FINAL MATURITY DATE" means the first anniversary of the Termination Date or, if such day is not a Euro-Currency Business Day, the next preceding Euro-Currency Business Day.

         "FINANCING DOCUMENTS" means this Agreement, the Subsidiary Guarantees and the Promissory Notes.

         "FIXED RATE LOANS" means Euro-Currency Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

         "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GROUP OF LOANS" means, at any time, a group of Syndicated Loans consisting of (i) all such Loans which are Base Rate Loans at such time or (ii) all such Loans which are Euro-Currency Loans having the same Interest Period at such time, PROVIDED that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "GUARANTOR" means Tyco International Ltd., a Bermuda company, and its successors.

         "GUARANTOR'S 2000 FORM 10-K" means the Guarantor's annual report on Form 10-K for the fiscal year ended September 30, 2000, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "INDEMNITEE" has the meaning set forth in Section 9.03(b).

         "INDENTURE" means the Indenture dated as of April 23, 1998 among the Borrower, the Guarantor and The Bank of New York, as Trustee, as amended or supplemented from time to time.

         "INTANGIBLE ASSETS" means, at any date, the amount (if any) which would be stated under the heading "Goodwill and Other Intangible Assets, Net" or under any other heading relating to intangible assets separately listed, in each case, on the face of a balance sheet of the Guarantor and its Consolidated Subsidiaries prepared on a consolidated basis as of such date.

         "INTEREST PERIOD" means: (1) with respect to each Euro-Currency Loan which is not a Swingline Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter (or such other period of time as may at the time be mutually agreed by the Borrower and the Banks), as the Borrower may elect in such notice; PROVIDED that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day; and

                  (b) any Interest Period which begins on the last Euro-Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Currency Business Day of a calendar month;

         (2) with respect to each Swingline Loan, the period commencing on the date of borrowing specified in the applicable Notice of Committed Borrowing and ending on the third following Euro-Currency Business Day;

         (3) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; PROVIDED that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month; and

         (4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; PROVIDED that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

PROVIDED FURTHER that:

                  (x) any Interest Period applicable to any Loan which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date; and

                  (y) any Interest Period applicable to any Loan which would otherwise end after the Final Maturity Date shall end on the Final Maturity Date.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "LIBOR AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Guarantor or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such asset.

         "LOAN" means a Committed Loan or a Money Market Loan and "LOANS" means Committed Loans or Money Market Loans or any combination of the foregoing.

         "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.07(b).

         "LONDON OFFICE" means the office of the Agent identified on the signature pages hereof as its London office, or such other office of the Agent as it may specify for such purpose by notice to the other parties hereto.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, consolidated financial position or consolidated results of operations of the Guarantor and its Consolidated Subsidiaries, considered as a whole, (ii) the ability of the Obligors to perform their obligations under the Financing Documents, or (iii) the rights and remedies of the Agent or any Bank under the Financing Documents.

         "MATERIAL DEBT" means Debt (other than (i) any Guarantee by the Guarantor of Debt of a Subsidiary, (ii) any Guarantee by a Subsidiary of Debt of the Guarantor or another Subsidiary, (iii) any Debt of the Guarantor owed to a Wholly-Owned Consolidated Subsidiary or (for so long as TyCom Ltd. is a Consolidated Subsidiary) to TyCom Ltd. or one of its Wholly-Owned Consolidated Subsidiaries or (iv) any Debt of a Subsidiary owed to the Guarantor, to a Wholly-Owned Consolidated Subsidiary or (for so long as TyCom Ltd. is a Consolidated Subsidiary) to TyCom Ltd. or one of its Wholly-Owned Consolidated Subsidiaries) of the Guarantor and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate outstanding principal amount exceeding $50,000,000.

         "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

         "MONEY MARKET ABSOLUTE RATE" has the meaning set forth in Section 2.03(d).

         "MONEY MARKET ABSOLUTE RATE LOAN" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

         "MONEY MARKET BORROWING" has the meaning set forth in Section 1.03.

         "MONEY MARKET LENDING OFFICE" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; PROVIDED that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money

Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "MONEY MARKET LIBOR LOAN" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

         "MONEY MARKET LOAN" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

         "MONEY MARKET MARGIN" has the meaning set forth in Section 2.03(d).

         "MONEY MARKET QUOTE" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

         "MOODY'S" means Moody's Investors Service, Inc., or any successor to such corporation's business of rating debt securities.

         "MULTIEMPLOYER PLAN" means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA either (i) to which any member of the ERISA Group is then making or accruing an obligation to make contributions or
(ii) has at any time within the preceding five plan years been maintained, or contributed to, by any Person who was at such time a member of the ERISA Group for employees of any Person who was at such time a member of the ERISA Group.

         "NATIONAL CURRENCY UNIT" or "NCU" means the unit of currency (other than a Euro Unit) of a Participating Member State.

         "NEW YORK OFFICE" means the office of the Agent identified on the signature pages hereof as its New York office, or such other office of the Agent as it may specify for such purpose by notice to the other parties hereto.

         "NOTICE OF BORROWING" means a Notice of Committed Borrowing (as defined in Section 2.02 or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

         "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 2.16.

         "OBLIGOR" means, at any time, the Borrower, the Guarantor and each Subsidiary Guarantor at such time.

         "PARENT" means, with respect to any Bank, any Person controlling such Bank.

         "PARTICIPANT" has the meaning set forth in Section 9.06(b).

         "PARTICIPATING MEMBER STATES" means those members of the European Union from time to time which adopt a single, shared currency in the Third Stage.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED ACQUIRED DEBT" means Acquired Debt of a Person which:

          (a) remains outstanding no more than 180 days after the date such Person becomes a Subsidiary or merges into a Subsidiary (the "ACQUISITION DATE"); OR

          (b) remains outstanding more than 180 days after the Acquisition Date, but only if (x) 180 days after the Acquisition Date, the senior unsecured debt of the Borrower is rated at least BBB- by S&P or Baa3 by Moody's, (y) such Acquired Debt by its terms is not callable or redeemable prior to its stated maturity within 180 days after the Acquisition Date and (z) such Person in good faith has made or caused to be made an offer to acquire all such Acquired Debt, including, without limitation, an offer to exchange such Acquired Debt for securities of the Borrower, on terms which, in the opinion of an independent investment banking firm of national reputation and standing, are consistent with market practices in existence at the time for offers of a similar nature, PROVIDED that the expiration date of any such offer shall not be later than the 180 days after the Acquisition Date, and PROVIDED FURTHER that if Acquired Debt which becomes Permitted Acquired Debt under this clause (b) thereafter becomes callable or redeemable prior to its stated maturity, such Acquired Debt shall cease to be Permitted Acquired Debt under this clause (b) 90 days after it becomes so callable or redeemable; OR

          (c) remains outstanding more than 180 days after the Acquisition Date and is not Permitted Acquired Debt under clause (b), but only if and to the extent that the aggregate outstanding principal amount of Permitted Acquired Debt under this clause (c) at no time exceeds 5% of the Consolidated Tangible Assets of the Guarantor.

         "PERMITTED RECEIVABLES TRANSACTION" means any sale or sales of, refinancing of and/or financing secured by, any accounts receivable of the Guarantor and/or any of its Subsidiaries (the "RECEIVABLES") pursuant to which the Guarantor and its Subsidiaries realize aggregate net proceeds of not more than $1,000,000,000 at any one time outstanding, including, without limitation, any revolving purchase(s) of Receivables where the maximum aggregate uncollected purchase price (exclusive of any deferred purchase price) for such Receivables at any time outstanding does not exceed $1,000,000,000.

         "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (ii) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (iii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "PRICING SCHEDULE" means the Pricing Schedule attached hereto.

         "PRIME RATE" means the rate of interest publicly announced by The Chase Manhattan Bank in New York City from time to time as its Prime Rate.

         "PRINCIPAL OBLIGOR" means the Borrower or the Guarantor.

         "PROMISSORY NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "PROMISSORY NOTE" means any one of such promissory notes issued hereunder.

         "PROPERTY" means any interest of any kind in any property or assets, whether real, mixed or personal and whether tangible or intangible.

         "QUARTERLY PAYMENT DATES" means each March 31, June 30, September 30 and December 31.

         "RATING AGENCY" means S&P or Moody's.

         "REFERENCE BANKS" means the principal London offices of The Chase Manhattan Bank, Bank of America, N.A., Commerzbank AG and Citibank, N.A.

         "REFINANCING" has the meaning set forth in Section 5.07 (and the term "REFINANCED" has a correlative meaning).

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REQUIRED BANKS" means at any time Banks having at least 51% of the aggregate amount of the Commitments at such time or, if the Commitments shall have terminated, holding at least 51% of the aggregate unpaid Dollar Amount of the Loans at such time.

         "RESPONSIBLE OFFICER" means any of the following: (i) the Chairman, President, Vice President and Chief Financial Officer, Treasurer and Secretary of the Guarantor or (ii) the Chairman, President, Vice President and Chief Financial Officer, Treasurer or Secretary of the Borrower or a Managing Director of the Borrower.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of the Guarantor's capital stock (except to the extent such dividends and distributions are payable in shares of its capital stock or Stock Equivalents) or (ii) any payment (except to the extent payable in shares of the Guarantor's capital stock or Stock Equivalents) on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Guarantor's capital stock or (b) any option, warrant or other right to acquire shares of the Guarantor's capital stock.

         "REVOLVING CREDIT LOAN" means a loan made or to be made by a Bank pursuant to Section 2.01(a).

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its business of rating debt securities.

         "SIGNIFICANT SUBSIDIARY" means, at any date, (A) any Consolidated Subsidiary which, including its consolidated subsidiaries, meets any of the following conditions:

                           (i) the proportionate share attributable to such
                  Consolidated Subsidiary of the total assets of the Guarantor and its Consolidated Subsidiaries (after intercompany eliminations) exceeds 15% of the total assets of the Guarantor and the Consolidated Subsidiaries, determined on a consolidated basis as of the end of the most recently completed fiscal year; or

                           (ii) the Guarantor's and its Consolidated
                  Subsidiaries' equity in the income of such Consolidated Subsidiary from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exceeds 15% of such income of the Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis for the most recently completed fiscal year; and

         (B) any other Subsidiary which is an Obligor.

         "SPOT RATE" means, for any Alternative Currency on any day, the average of the Agent's spot buying and selling rates for the exchange of such Alternative Currency and Dollars as of approximately 11:00 A.M. (London time) on such day.

         "STERLING" means the lawful currency of the United Kingdom.

         "STERLING LOAN" means a Committed Loan that is made in Sterling pursuant to the applicable Notice of Committed Borrowing.

         "STERLING SUBLIMIT" means a Dollar Amount equal to $500,000,000.

         "STOCK EQUIVALENTS" means, with respect to any Person, options, warrants, calls or other rights entered into or issued by such Person to acquire any capital stock or equity securities of, or other ownership interests in, or securities convertible into or exchangeable for, capital stock or equity securities of, or other ownership interests in, such Person.

         "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, Subsidiary means a Subsidiary of the Guarantor.

         "SUBSIDIARY GUARANTEE" means a Guarantee entered into by a Subsidiary substantially in the form of Exhibit J hereto.

         "SUBSIDIARY GUARANTOR" means, at any time, a Subsidiary which at or prior to such time shall have delivered to the Agent (i) a Subsidiary Guarantee duly executed by such Subsidiary, which Subsidiary Guarantee has not terminated in accordance with its terms, (ii) an opinion of counsel for such Subsidiary (which counsel may be an employee of the Guarantor or such Subsidiary) reasonably satisfactory to the Agent with respect to such Subsidiary Guarantee, substantially in the form of Exhibit K hereto and covering such additional matters relating to such Subsidiary Guarantee as the Agent may reasonably request and (iii) all documents the Agent may reasonably request relating to the existence of such Subsidiary, the corporate authority for and the validity of such Subsidiary Guarantee, and any other matters reasonably determined by the Agent to be relevant thereto, all in form and substance reasonably satisfactory to the Agent.

         "SWINGLINE AVAILABILITY PERIOD" means the period from and including the Effective Date to and including the third Euro-Currency Business Day prior to the Termination Date.

         "SWINGLINE BANK" means (i) each Bank designated in the Commitment Schedule as being a Swingline Bank and (ii) any Assignee of all or part of the Commitment of a Bank identified in clause (i) (or identified in this clause
(ii)), to the extent of such assignment.

         "SWINGLINE SUBLIMIT" means a Dollar Amount equal to $500,000,000.

         "SWINGLINE LOAN" means a loan made by a Swingline Bank pursuant to
Section 2.01(c).

         "SYNDICATED LOAN" means a Revolving Credit Loan or a Term Loan; PROVIDED that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term Syndicated Loan shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "TERMINATION DATE" means February 6, 2002, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "TERM LOAN" means a loan made or to be made by a Bank pursuant to
Section 2.01(b).

         "THIRD STAGE" means the third stage of European economic and monetary union pursuant to the Treaty on European Union.

         "TREATY ON EUROPEAN UNION" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1,
1993), as amended from time to time.

         "TYCO US" means Tyco International (US) Inc., a Massachusetts corporation, and its successors.

         "TYCOLUX DEBT SECURITIES" means any unsecured debt securities issued by the Borrower pursuant to the Indenture.

         "TYPE" has the meaning specified in Section 1.03.

         "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or to any other Person under Title IV of ERISA

         "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares and investments by foreign nationals mandated by applicable law) are at the time beneficially owned, directly or indirectly, by the Guarantor.

         SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Guarantor's independent public accountants) with the then most recent audited consolidated financial statements of the Guarantor and its Consolidated Subsidiaries delivered to the Banks; PROVIDED that, if either (i) the Guarantor notifies the Agent that the Guarantor wishes to eliminate the effect of any change in generally accepted accounting principles on the operation of any covenant contained in Article 5 or (ii) the Agent notifies the Guarantor that it wishes to effect such an elimination, then the Guarantor's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either (A) such notice is withdrawn by the party giving such notice or (B) such covenant is amended in a manner satisfactory to the Guarantor and the Agent to reflect such change in generally accepted accounting principles.

         SECTION 1.03. CLASSES AND TYPES OF LOANS AND BORROWINGS. The term "BORROWING" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article 2 on the same date, all of which Loans are of the same Class and Type (subject to Article 8) and, in the case of Euro-Currency Loans, have the same initial Interest Period. Loans hereunder are distinguished by "CLASS" and by "TYPE". The "CLASS" of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to the determination whether such Loan is a Money Market Loan, a Swingline Loan or a Syndicated Loan (or a Committed Loan), each of which constitutes a Class. The "TYPE" of a Loan refers to the determination whether a Committed Loan is a Euro-Currency Loan or a Base Rate Loan, each of which constitutes a "TYPE". Identification of a Loan (or a Borrowing) by both Class and Type (e.g., a "Syndicated Euro-Currency Loan") indicates that such Loan is both a Syndicated Loan and a Euro-Currency Loan (or that such Borrowing is comprised of such Loans).


                                    ARTICLE 2

                                  THE CREDITS

         SECTION 2.01. COMMITMENTS TO LEND. (a) REVOLVING CREDIT LOANS. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans (which may be denominated in Dollars or any Alternative Currency as the Borrower elects pursuant to Section 2.02) to the Borrower pursuant to this Section 2.01 from time to time prior to the Termination Date in amounts such that (i) the aggregate Dollar Amount of Syndicated Loans by such Bank at any one time outstanding, plus the aggregate Dollar Value of such Bank's Commitment Percentage of the principal amount of outstanding Swingline Loans, shall not exceed the amount of such Bank's Commitment, (ii) the aggregate Dollar Amount of Alternative Currency Loans shall not exceed the Alternative Currency Sublimit and (iii) the aggregate Dollar Amount of Sterling Loans shall not exceed the Sterling Sublimit. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.11, prepay Loans and reborrow at any time prior to the Termination Date under this
Section 2.01.

          (b) TERM LOANS. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a loan (which may be denominated in Dollars or any Alternative Currency as the Borrower elects pursuant to
Section 2.02) to the Borrower on the Termination Date in an aggregate Dollar Amount up to but not exceeding the amount of its Commitment; PROVIDED that (i) the aggregate Dollar Amount of Alternative Currency Loans shall not exceed the Alternative Currency Sublimit, (ii) the aggregate Dollar Amount of Sterling Loans shall not exceed the Sterling Sublimit and (iii) no Bank shall be obligated to make a loan pursuant to this subsection if any Commitment is extended on such date pursuant to Section 2.01(h).

          (c) SWINGLINE LOANS. If so requested by the Borrower in the Notice of Committed Borrowing for any Syndicated Borrowing of Alternative Currency Loans denominated in Euro, each Swingline Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a loan in Euro to the Borrower pursuant to this subsection (c) on the third Euro-Currency Business Day prior to the date of such Syndicated Borrowing; PROVIDED that (i) the date of such Swingline Borrowing is during the Swingline Availability Period and (ii) immediately after such loan is made, (A) the aggregate outstanding Dollar

Amount of such Swingline Bank's Committed Loans shall not exceed its Commitment,
(B) the aggregate outstanding Dollar Amount of all the Loans shall not exceed the aggregate amount of the Commitments, (C) the aggregate Dollar Amount of Alternative Currency Loans shall not exceed the Alternative Currency Sublimit and (D) the aggregate Dollar Amount of Swingline Loans shall not exceed the Swingline Sublimit.

         (d) PURCHASE OF PARTICIPATIONS IN SWINGLINE LOANS. If, at the maturity date of any Swingline Loans, the Syndicated Borrowing contemplated by the related Notice of Committed Borrowing is not made (whether because of an event described in Section 6.01(h), because of termination of the Commitments or for any other reason), each Bank which is not a Swingline Bank shall, on the date such Syndicated Borrowing would have been made (the "REFUNDING DATE"), purchase an undivided participating interest in each such Swingline Loan in an amount equal to such Bank's Commitment Percentage of the principal amount of such Swingline Loan. On the Refunding Date, each such Bank shall transfer to the Agent for the account of the Swingline Banks, in immediately available funds, in payment of the aggregate purchase price of such participations, an amount equal to its Commitment Percentage of the aggregate outstanding principal amount of Swingline Loans maturing on the Refunding Date.

         (e) PAYMENTS ON PARTICIPATED SWINGLINE LOANS. Whenever, at any time after the Agent has received from any Bank for the account of the Swingline Banks such Bank's payment pursuant to Section 2.01(d), any Swingline Bank receives (or the Agent receives on behalf of any Swingline Bank) any payment on account of a Swingline Loan in which such Bank has purchased a participation pursuant to Section 2.01(d), such Swingline Bank (or the Agent, as the case may be) will promptly distribute to such Bank its ratable share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); PROVIDED that in the event that such payment received by a Swingline Bank (or the Agent, as the case may be) is required to be returned, such Bank will return to such Swingline Bank any portion thereof previously distributed to it by such Swingline Bank.

         (f) OBLIGATIONS TO REFUND OR PURCHASE PARTICIPATIONS IN SWINGLINE LOANS ABSOLUTE. The obligation of each Bank which is not a Swingline Bank to purchase participating interests in Swingline Loans pursuant to Section 2.01(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank, any Obligor or any other Person may have against any Swingline Bank or any other Person, (ii) the occurrence or continuance of a Default or an Event of Default or the termination or reduction of the

Commitments, (iii) any adverse change in the condition (financial or otherwise) of any Obligor or any other Person, (iv) any breach of this Agreement by any Obligor, any other Bank or any other Person or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         (g) MINIMUM BORROWINGS. Each Borrowing under this Section 2.01 shall be in an aggregate Dollar Amount of not less than $10,000,000 (except that any such Borrowing may be in the aggregate Dollar Amount of the available Commitments of the relevant Class) and shall be made from the several Banks ratably in proportion to their respective Commitments of such Class.

         (h) EXTENSION OF COMMITMENTS. (i) The Commitments may be extended, if at the time no Event of Default has occurred and is continuing, in the manner and amount set forth in this subsection (h), for a period of 364 days measured from the Termination Date then in effect. If the Borrower wishes to request an extension of each Bank's Commitment, it shall give notice to that effect to the Agent not less than 45 days and not more than 55 days prior to the Termination Date then in effect, whereupon the Agent shall promptly notify each of the Banks of such request. Each Bank will use its best efforts to respond to such request, whether affirmatively or negatively, as it may elect in its discretion, within 30 days of such request to the Agent, but in any event no earlier than 30 days prior to the Termination Date then in effect. If any Bank shall not have responded affirmatively within such 30-day period, such Bank shall be deemed to have rejected the Borrower's proposal to extend its Commitment, and only the Commitments of those Banks which have responded affirmatively shall be extended, subject to receipt by the Agent of counterparts of an Extension Agreement in substantially the form of Exhibit M hereto (the "EXTENSION AGREEMENT") duly completed and signed by the Borrower, the Guarantor, the Agent and all of the Banks which have responded affirmatively. The Agent shall provide to the Borrower, no later than 10 days prior to the Termination Date then in effect, a list of the Banks which have responded affirmatively. The Extension Agreement shall be executed and delivered no later than five days prior to the Termination Date then in effect, and no extension of the Commitments pursuant to this subsection (h) shall be legally binding on any party hereto unless and until such Extension Agreement is so executed and delivered by Banks having at least 662/3% of the aggregate amount of the Commitments.

         (ii) If any Bank rejects, or is deemed to have rejected, the Borrower's proposal to extend its Commitment, (A) this Agreement shall terminate on the Termination Date with respect to such Bank, (B) the Borrower shall pay to such Bank on the Termination Date any amounts due and payable to such Bank on such date and (C) the Borrower may, if it so elects, designate a Person not theretofore a Bank and acceptable to the Agent to become a Bank, or agree with an existing Bank that such Bank's Commitment shall be increased, PROVIDED that the aggregate amount of the Commitments following any designation or agreement may not exceed the aggregate amount of the Commitments on the date hereof. Upon execution and delivery by the Borrower and such replacement Bank or other Person of an instrument of assumption in form and amount satisfactory to the Agent and execution and delivery of the Extension Agreement pursuant to subsection (h)(i), such existing Bank shall have a Commitment as therein set forth or such other Person shall become a Bank with a Commitment as therein set forth and all the rights and obligations of a Bank with such a Commitment hereunder.

         (iii) The Agent shall promptly notify the Banks of the effectiveness of each extension of the Commitments pursuant to this subsection (h).

         SECTION 2.02. NOTICE OF COMMITTED BORROWING. The Borrower shall give the Agent notice (a "NOTICE OF COMMITTED BORROWING") (1) at its New York Office not later than 10:30 A.M. (New York City time) on (y) the date of each Base Rate Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing and (2) at its New York Office and its London Office not later than 10:30 A.M. (London time) on the third Euro-Currency Business Day before each Syndicated Borrowing of Alternative Currency Loans, specifying

                  (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Currency Business Day in the case of a Euro-Currency Borrowing;

                  (ii) the currency and aggregate amount (in such currency) of such Borrowing;

                  (iii) the initial Type of Loans comprising such Borrowing;

                  (iv) in the case of a Euro-Currency Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

                  (v) if such Borrowing is a Syndicated Borrowing of Alternative Currency Loans denominated in Euro, whether, in conjunction with such Borrowing, the Borrower wishes to make a Swingline Borrowing in the same Alternative Currency, and if so the aggregate amount of such Swingline Borrowing (which shall not exceed the aggregate amount of such Syndicated Borrowing).

         SECTION 2.03.  THE MONEY MARKET BORROWINGS.

         (a) THE MONEY MARKET OPTION. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks, at any time prior to the Termination Date, to make offers to make Money Market Loans in Dollars to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

         (b) MONEY MARKET QUOTE REQUEST. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received at its New York Office no later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), specifying:

                  (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

                  (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

                  (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

                  (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

         (c) INVITATION FOR MONEY MARKET QUOTES. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market

Loans to which such Money Market Quote Request relates in accordance with this Section.

         (d) SUBMISSION AND CONTENTS OF MONEY MARKET QUOTES. (i) Each Bank may, in its sole discretion, submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection 2.03(d) and must be submitted to the Agent by telex or facsimile transmission at its New York Office not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); PROVIDED that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

                  (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                           (A) the proposed date of Borrowing and the Interest
                  Period therefor,

                           (B) the principal amount of the Money Market Loan for
                  which each such offer is being made, which principal amount
                  (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                           (C) in the case of a LIBOR Auction, the margin above
                  or below the applicable London Interbank Offered Rate (the "MONEY

                  MARKET MARGIN") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable London Interbank Offered Rate,

                           (D) in the case of an Absolute Rate Auction, the rate
                  of interest per annum (specified to the nearest 1/10,000th of 1%) (the "MONEY MARKET ABSOLUTE RATE") offered for each such Money Market Loan, and

                           (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

                  (iii) Any Money Market Quote shall be disregarded if it:

                           (A) is not substantially in conformity with Exhibit D
                  hereto or does not specify all of the information required by subsection 2.03(d)(ii);

                           (B) contains qualifying, conditional or similar
                  language;

                           (C) proposes terms other than or in addition to those
                  set forth in the applicable Invitation for Money Market Quotes; or

                           (D) arrives after the time set forth in subsection
                  2.03(d)(i).

         (e) NOTICE TO BORROWER. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection 2.03(d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify
(A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

         (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent at its New York Office of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.03(e) (and the failure of the Borrower to give such notice by such time shall constitute non-acceptance) and the Agent shall promptly notify each affected Bank. In the case of acceptance, such notice (a "NOTICE OF MONEY MARKET BORROWING") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may, but shall not be obligated to, accept any Money Market Quote in whole or in part; PROVIDED that:

                  (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

                  (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

                  (iii) acceptance of offers may only be made on the basis of ascending order of Money Market Margins or Money Market Absolute Rates, as the case may be, in each case beginning with the lowest rate so offered, and

                  (iv) the Borrower may not accept any offer where the Agent has advised the Borrower that such offer is described in subsection 2.03(d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

         (g) ALLOCATION BY AGENT. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

         SECTION 2.04. NOTICE TO BANKS; FUNDING OF LOANS.

         (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (b) On the date of each Borrowing, each Bank having a Commitment of the relevant Class shall make available its ratable share of such Borrowing:

                  (A) if such Borrowing is to be made in Dollars, not later than 2:00 P.M. (New York City time), in Federal or other funds immediately available in New York City, to the Agent at its office specified in or pursuant to Section 9.01; or

                  (B) if such Borrowing is to be made in an Alternative Currency, in such Alternative Currency (in such funds as may then be customary for the settlement of international transactions in such Alternative Currency) to the account of the Agent at such time and place as shall have been notified by the Agent to the Borrower and the Banks.

Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied or waived in accordance with Section 9.05, the Agent will make the funds so received from the Banks available to the Borrower no later than 3:00 P.M. (New York City time) on such date, in Federal or other funds immediately available in New York City, as directed by the Borrower; PROVIDED that if a Swingline Borrowing shall have been made in conjunction with such Borrowing, the Agent will apply the proceeds of such Borrowing directly to such Swingline Borrowing to the extent necessary to repay such Swingline Borrowing in full, together with accrued interest thereon.

         (c) If any Bank makes (i) a Term Loan hereunder on any day on which the Borrower is to repay an outstanding Revolving Credit Loan in the same currency from such Bank or (ii) a Syndicated Loan hereunder on any day on which the Borrower is to repay an outstanding Swingline Loan in the same currency from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection 2.04(b), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

         (d) Unless the Agent shall have received at its New York Office notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and, if such Bank shall not have paid such amount to the Agent within two Domestic Business Days of the Agent's demand therefor, the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Federal Funds Rate (if such Borrowing is in Dollars) or the applicable London Interbank Offered Rate (if such Borrowing is in an Alternative Currency). If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         (e) The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of any obligation to make a Loan on such date.

         SECTION 2.05. PROMISSORY NOTES. (a) Each Bank may, by notice to the Borrower and the Agent, request (i) that its Loans be evidenced by a single Promissory Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans or (ii) that its Loans of a particular Type, currency or Class be evidenced by a separate Promissory Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Promissory Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Type, currency or Class. Each reference in this Agreement to the "Promissory Note" of such Bank shall be deemed to refer to and include any or all of such Promissory Notes, as the context may require.

         (b) Each Bank shall record the date, amount, Class, Type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Promissory Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; PROVIDED that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Promissory Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Promissory Note and to attach to and make a part of its Promissory Note a continuation of any such schedule as and when required.

         SECTION 2.06. MATURITY OF LOANS. (a) Each Revolving Credit Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Termination Date.

         (b) Each Term Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Final Maturity Date.

         (c) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the last day of the Interest Period applicable to such Borrowing.

         (d) Each Swingline Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the third Euro-Currency Business Day following the date of borrowing thereof.

         SECTION 2.07. INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for each such day. Such interest shall be payable at maturity, quarterly in arrears on each Quarterly Payment Date prior to maturity and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date such amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for each such day.

         (b) Each Euro-Currency Loan (including each Swingline Loan) shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Currency Margin for each such day plus the applicable London Interbank Offered Rate for such Interest Period (which, in the case of a Swingline Loan, is three Euro-Currency Business Days). Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         The "LONDON INTERBANK OFFERED RATE" applicable to any Euro-Currency Loan for any Interest Period means the rate appearing on the Screen at approximately 11:00 a.m., London time, on the Rate Fixing Date as the rate for deposits in dollars or the relevant Alternative Currency with a maturity comparable to such Interest Period. If no rate appears on the Screen for the necessary currency and period, then the "London Interbank Offered Rate" with respect to such Euro-Currency Loan for such Interest Period shall be the rate at which deposits of that amount and currency with a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the Rate Fixing Date.

         The "SCREEN" means (i) with respect to Dollar-Denominated Loans, Telerate Page 3750 and (ii) with respect to Alternative Currency Loans, the Telerate page selected by the Agent that displays rates for inter-bank deposits in the appropriate Alternative Currency. The Agent may nominate an alternative source of screen rates if these pages are replaced by others which display rates for inter-bank deposits offered by leading banks in London.

         "RATE FIXING DATE" means (x) in the case of Syndicated Loans, two Euro-Currency Business Days before the first day of such Interest Period and (y) in the case of Swingline Loans, the first day of such Interest Period.

         (c) Any overdue principal of or interest on any Euro-Currency Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Currency Margin for such day plus the London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the Euro-Currency Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Currency Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Currency Reserve Percentage (or, if the circumstances described in subsection (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

          (d) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(b) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the Base Rate for each such day.

         (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

         SECTION 2.08. FACILITY FEE. (a) The Borrower shall pay to the Agent for the account of the Banks ratably a facility fee in Dollars at the Facility Fee Rate. Such facility fee shall accrue (i) from and including the date hereof to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date (or earlier date of termination of the Commitments in their entirety) to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding Dollar Amount of the Loans.

         (b) Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Payment Date and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

         SECTION 2.09. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon at least three Domestic Business Days' notice to the Agent at its New York Office, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding Dollar Amount of the Loans.

Promptly after receiving a notice pursuant to this Section, the Agent shall notify each Bank of the contents thereof.

         SECTION 2.10. MANDATORY TERMINATION OF COMMITMENTS. The Commitments shall terminate on the Termination Date, and any Revolving Credit Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         SECTION 2.11. OPTIONAL PREPAYMENTS. (a) Subject in the case of Euro-Currency Loans to Section 2.13, the Borrower may upon notice to the Agent (i) at its New York Office not later than 10:30 A.M. (New York City time) on the Domestic Business Day preceding the date of prepayment of any Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01) or the third Euro-Dollar Business Day before the date of prepayment of any Group of Euro-Dollar Loans, prepay any such Group (or Borrowing) or (ii) at its London Office not later than 11:00 A.M. (London time) on the third Euro-Currency Business Day before the date of prepayment, prepay any Group of Alternative Currency Loans, in each case in whole at any time, or from time to time in part in Dollar Amounts aggregating not less than $10,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to but not including the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans (or such Money Market Borrowing).

         (b) Except as provided in Section 2.11(a), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

         (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and once notice is so given to the Banks, the Borrower's notice of prepayment shall not thereafter be revocable by the Borrower.

         SECTION 2.12. GENERAL PROVISIONS AS TO PAYMENTS. (a) The Obligors shall make each payment of principal of, and interest on, the Dollar-Denominated Loans and of fees hereunder not later than 2:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address in New York City specified in or pursuant to Section
9.01. The Obligors shall make each payment of principal of, and interest on, the Alternative Currency Loans in the relevant Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency, to such account and at such time and at such place as shall have been notified by the Agent to the Borrower and the Banks. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the respective accounts of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Currency Loans shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Currency Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at (i) the Federal Funds Rate (if such amount was distributed in Dollars) or (ii) the rate per annum at which one-day deposits in the relevant currency are offered to the Agent in the London interbank market for such day (if such amount was distributed in an Alternative Currency).

         (c) Each payment by the Agent in Euro will be made in Euro Units rather than National Currency Units, unless the Agent notifies the recipient otherwise.

         (d) The foregoing provisions do not affect the rights of any party under the EMU Legislation or other applicable law to make Euro payments in a National Currency Unit or to receive Euro payments credited to its account in a National Currency Unit.

         SECTION 2.13. FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Euro-Dollar Loan is converted to a Base Rate Loan (pursuant to Article 2, 6 or 8 (other than Section 8.02)) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), 2.11(c) or 2.16 (other than as a result of default by such Bank), the Borrower shall reimburse each Bank within 15 days after written demand for any resulting loss or expense reasonably incurred by it (or by an existing or prospective Participant in the related Loan) in obtaining, liquidating or employing deposits or other funds from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue; PROVIDED that such Bank shall have delivered to the Borrower a certificate specifying in reasonable detail the calculation of, and the reasons for, the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.14. COMPUTATION OF INTEREST AND FEES. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day); PROVIDED that if the Agent reasonably determines that a different basis of computation is the market convention for a particular Alternative Currency, such different basis shall be used.

         SECTION 2.15. REGULATION D COMPENSATION. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Currency Loans, additional interest on the related Euro-Currency Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one MINUS the Euro-Currency Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Currency Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Currency Business Days after the giving of such notice, and (y) shall notify the Borrower at least five Euro-Currency Business Days prior to each date on which interest is payable on the Euro-Currency Loans of the amount then due it under this Section.

         SECTION 2.16. METHOD OF ELECTING INTEREST RATES. (a) The Dollar-Denominated Loans included in each Syndicated Borrowing shall initially be of the Type specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the Type of each such Group of Loans (subject to subsection 2.16(d) of this Section and the provisions of Article 8), as follows:

                  (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

                  (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.13 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Agent at its New York Office not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; PROVIDED that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $10,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

         (b) Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection 2.16(a) above;

                  (iii) if the Loans comprising such Group are to be converted, the new Type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

         (d) The Borrower shall not be entitled to elect to convert any Syndicated Loans to, or continue any Syndicated Loans for an additional Interest Period as, Euro-Dollar Loans if (i) the aggregate Dollar Amount of any Group of Euro- Dollar Loans created or continued as a result of such election would be less than $10,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Agent.

         (e) The initial Interest Period for each Syndicated Borrowing of Alternative Currency Loans shall be specified by the Borrower in the applicable Notice of Committed Borrowing. The Borrower may specify the duration of each subsequent Interest Period applicable to such Group of Loans by delivering to the Agent at its London Office not later than 11:00 A.M. (London time) on the third Euro-Currency Business Day before the end of the immediately preceding Interest Period, a notice specifying the Group of Loans to which such notice applies and the duration of such subsequent Interest Period (which shall comply with the provisions of the definition of Interest Period). Such notice may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; PROVIDED that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the Dollar Amounts of the portion to which such notice applies, and the remaining portion to which it does not apply, are each at least $10,000,000. If no such notice is timely received by the Agent before the end of any applicable Interest Period, the Borrower shall be deemed to have elected that the subsequent Interest Period for such Group of Loans shall have a duration of one month (subject to the provisions of the definition of Interest Period).

         SECTION 2.17. DETERMINING DOLLAR AMOUNTS OF ALTERNATIVE CURRENCY LOANS; RELATED MANDATORY PREPAYMENTS. (a) The Agent shall determine the Dollar Amount of each Alternative Currency Loan promptly after it receives the related Notice of Committed Borrowing based on the Spot Rate on the third Euro- Currency Business Day before the date of Syndicated Borrowing specified in such notice. Thereafter, the Agent shall redetermine the Dollar Amount of each Syndicated Alternative Currency Loan on the third Euro-Currency Business Day before the first day of each Interest Period (after the first Interest Period) applicable thereto and, if any Interest Period applicable thereto exceeds three months, the days falling at three-month intervals after the first day thereof, based in each case on the Spot Rate on such Euro-Currency Business Day. The Agent shall promptly notify the Borrower and the Banks of each Dollar Amount so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (b) If, after giving effect to any redetermination of a Dollar Amount pursuant to Section 2.17(a), the aggregate Dollar Amount of all outstanding Loans exceeds the aggregate amount of the Commitments, or the aggregate Dollar Amount of all outstanding Alternative Currency Loans exceeds 105% of the Alternative Currency Sublimit, the Agent shall notify the Borrower and the Banks that the Borrower is required to cause one or more Loans to be prepaid pursuant to this subsection. Within five Euro-Currency Business Days after receiving such notice, the Borrower shall prepay Loans (in accordance with the procedure for prepaying Loans set forth in Section 2.11) to the extent required to eliminate any such excess.

         SECTION 2.18. ADDITIONAL RESERVE COSTS. (a) If and so long as any Bank is required to make special deposits with the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Bank's Euro-Currency Loans in any Alternative Currency, such Bank may require the Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loan at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Exhibit L hereto.

         (b) If and so long as any Bank is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in an applicable Euro-Currency Reserve Percentage or Mandatory Costs Rate) in respect of any of such Bank's Euro-Currency Loans in any Alternative Currency, such Bank may require the Borrower to pay, contemporaneously with each payment of interest on each of such Bank's Euro-Currency Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Bank to be the cost to such Bank of complying with such requirements in relation to such Loan.

         (c) Any additional interest owed pursuant to subsection (a) or (b) above shall be determined by the relevant Bank, which determination shall be conclusive in the absence of manifest error, and notified to the Borrower (with a copy to the Agent) at least five Euro-Currency Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the Borrower by such Bank shall be payable to the Agent for the account of such Bank on each date on which interest is payable for such Loan.

         SECTION 2.19. CHANGES IN MARKET PRACTICE FOLLOWING EMU. Market practice relating to the inter-bank deposit market, the method and timing of rate fixing and the calculation of interest may change in the Third Stage. As a result, it may differ from the method of rate fixing and the calculation of interest prescribed under the terms of this Agreement and may also change in relation to borrowings in any currency substituted by the Euro after the date of this Agreement. In this event, the Agent may, with the written consent of the Borrower (which shall not be unreasonably withheld), notify the Banks of modifications to this Agreement which are required or reasonably desirable to reflect and conform to these changes. Such modifications may provide for the use of London interbank market offered rates or interbank market offered rates from a wider European market (or, in either case, screen rates reflecting these offered rates). They may also change, among other things, the rate-fixing time or date, the definition of "Euro-Currency Business Day" and the provisions of
Section 2.12. The modifications set out in the Agent's notice will take effect on the later of the date specified in such notice, the date 10 Euro-Currency Business Days after the date of such notice and (in the case of such changes being made due to a country becoming a Participating Member State after the date of this Agreement) the date on which such participation commences. The modifications will not apply to interest which is computed for any Interest Period starting before the date the modifications take effect. This Section may, in appropriate circumstances, be invoked more than once.



                                    ARTICLE 3

                                   CONDITIONS

         SECTION 3.01. EFFECTIVENESS. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

         (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

         (b) receipt by the Agent of an opinion of each of (i) Mark A. Belnick, Executive Vice President and Chief Corporate Counsel of the Guarantor, substantially in the form of Exhibit E hereto, (ii) Beghin & Feider in association with Allen & Overy, special Luxembourg counsel for the Borrower, substantially in the form of Exhibit F hereto and (iii) Appleby, Spurling & Kempe, special Bermuda counsel for the Guarantor, substantially in the form of Exhibit G hereto;

         (c) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit H hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (d) receipt by the Agent of all documents the Agent may reasonably request relating to the existence of the Borrower and the Guarantor, the corporate authority for and the validity of this Agreement and the Promissory Notes, and any other matters reasonably determined by the Agent to be relevant hereto, all in form and substance reasonably satisfactory to the Agent;

         (e) arrangements satisfactory to the Agent shall have been made for the payment of all principal of any loans outstanding under, and all accrued interest and fees under, the Existing 364-Day Agreement; and

         (f) arrangements satisfactory to the Agent shall have been made for the payment of participation fees for the account of the Banks in the respective amounts heretofore mutually agreed;

PROVIDED that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than February 9, 2001. The Agent shall promptly notify the Borrower, each Bank and each other party to the Existing 364-Day Agreement of the Effective Date, and such notice shall be conclusive and binding on all parties to the Financing Documents.

         SECTION 3.02. EXISTING 364-DAY AGREEMENT. (a) On the Effective Date, the commitments under the Existing 364-Day Agreement shall terminate, without further action by any party thereto.

         (b) The Banks which are parties to the Existing 364-Day Agreement, comprising the "Required Banks" as defined therein, hereby waive any requirement of notice of termination of the commitments pursuant to Section 2.09 of the Existing 364-Day Agreement and of prepayment of Loans to the extent necessary to give effect to the subsections 3.01(e) and 3.02(a), PROVIDED that any such prepayment of Loans shall be subject to Section 2.13 of the Existing 364- Day Agreement.

         SECTION 3.03. BORROWINGS. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction (or waiver in accordance with Section 9.05) of the following conditions:

         (a) receipt by the Agent of a Notice of Borrowing as required by
Section 2.02 or 2.03, as the case may be;

         (b) the fact that, immediately after such Borrowing, the aggregate outstanding Dollar Amount of the Loans will not exceed the aggregate amount of the Commitments;

         (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

         (d) the fact that the representations and warranties of each Obligor contained in the Financing Documents (except the representations and warranties set forth in Section 4.04, which are made only as of the date hereof) shall be true in all material respects on and as of the date of such Borrowing.

PROVIDED that the foregoing clauses 3.03(c) and 3.03(d) shall not apply to a Euro- Currency Borrowing if and to the extent that the proceeds thereof are to be applied to repay an outstanding Swingline Loan. Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in subsections (b), (c) and (d) of this Section.



                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         Each Principal Obligor represents and warrants to the Agent and the Banks that:

         SECTION 4.01. CORPORATE EXISTENCE AND POWER. Each Principal Obligor is a company duly organized and validly existing under the laws of its jurisdiction of organization. Each Principal Obligor has all corporate powers and all governmental licenses, authorizations, consents and approvals (collectively, the "CONSENTS") required to carry on its business as now conducted, other than those powers and Consents, the failure of which to be possessed or obtained could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Principal Obligor of this Agreement and the Promissory Notes: (a) are within its corporate powers;
(b) have been duly authorized by all necessary corporate action on its part; (c) require no action by or in respect of, or filing with, any governmental body, agency or official, in each case, on its part; and (d) do not contravene, or constitute a default under, any provision of (i) applicable law or regulation, (ii) its organizational documents, or (iii) any agreement or instrument evidencing or governing debt of such Principal Obligor or any other material agreement, judgment, injunction, order, decree or other instrument binding upon such Principal Obligor.

         SECTION 4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of such Principal Obligor and the Promissory Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower.

         SECTION 4.04. FINANCIAL INFORMATION. (a) The consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of September 30, 2000 and the related consolidated statements of income, of shareholders' equity and of cash flows for the fiscal year then ended, reported on by PriceWaterhouseCoopers LLP and set forth in the Guarantor's 2000 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such period.

         (b) Since September 30, 2000 there has been no material adverse condition or material adverse change in or affecting the business, operations, property or condition (financial or otherwise) of the Guarantor and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.05. LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of the Guarantor threatened against or affecting, the Guarantor or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of the Financing Documents.

         SECTION 4.06. COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance, except where the failure to so comply could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect, with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted in or could, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA (other than a liability to the PBGC for premiums under Section 4007 of ERISA), which could, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.07. ENVIRONMENTAL MATTERS. In the ordinary course of its business, the Guarantor conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Guarantor and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Guarantor has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, could not, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.08. TAXES. The Guarantor and its Significant Subsidiaries have filed all material tax returns which are required to be filed by them and have paid all taxes shown on such returns or pursuant to any assessment received by the Guarantor or any Significant Subsidiary, except those assessments which are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Guarantor, adequate.

         SECTION 4.09. SUBSIDIARIES. Each of the Guarantor's Consolidated Subsidiaries is duly organized, validly existing and (to the extent such concept is applicable to it) in good standing under the laws of its jurisdiction of organization, except where the failure to be so organized, existing or in good standing could not, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has all legal powers and all Consents required to carry on its business as now conducted, other than those powers and Consents, the failure of which to be possessed or obtained could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.10. NOT AN INVESTMENT COMPANY. Neither Principal Obligor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.11. FULL DISCLOSURE. All information heretofore furnished by or on behalf of the Obligors to the Agent in connection with this Agreement does not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.12. OBLIGATIONS TO BE PARI PASSU. The obligations of each Principal Obligor under this Agreement rank PARI PASSU as to priority of payment and in all other respects with all other unsecured and unsubordinated obligations of such Principal Obligor.



                                    ARTICLE 5

                                    COVENANTS

         The Guarantor agrees that, so long as any Bank has any Commitment hereunder or any amount payable under this Agreement or any Promissory Note remains unpaid:

         SECTION 5.01. INFORMATION. The Guarantor will deliver to each of the
Banks:

         (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, of shareholders' equity and of cash flows for such fiscal year, setting forth, in each case in comparative form, the figures for the previous fiscal year, such consolidated statements to be reported on by

PriceWaterhouseCoopers LLP or other independent public accountants of internationally recognized standing in a manner complying with the applicable rules and regulations promulgated by the Securities and Exchange Commission;

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such quarter, the related consolidated statements of income for such quarter, and the related consolidated statements of income and cash flows for the portion of the Guarantor's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and of cash flows in comparative form the figures for the corresponding quarter (in the case of consolidated statements of income) and for the corresponding portion of the Guarantor's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency on behalf of the Guarantor by the chief financial officer, the chief accounting officer or the treasurer of the Guarantor;

          (c) simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b) above, a certificate on behalf of the Guarantor signed by the chief financial officer, the chief accounting officer or the treasurer of the Guarantor (i) setting forth in reasonable detail the calculations required to establish whether the Guarantor was in compliance with the requirements of Sections 5.08, 5.09, 5.10 and 5.13 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth, in reasonable detail, the nature thereof and the action which the Guarantor is taking or proposes to take with respect thereto;

          (d) within five business days after any Responsible Officer obtains knowledge of any Default, if such Default is then continuing, a certificate on behalf of the Guarantor signed by the chief financial officer, the chief accounting officer or the treasurer of the Guarantor setting forth, in reasonable detail, the nature thereof and the action which the Guarantor is taking or proposes to take with respect thereto;

          (e) promptly following the mailing thereof to the shareholders of the Guarantor generally, copies of all financial statements, reports and proxy statements so mailed;

          (f) promptly upon the filing thereof, copies of all final registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and final reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Guarantor or the Borrower shall have filed with the Securities and Exchange Commission;

         (g) promptly upon any Responsible Officer obtaining knowledge of the commencement of any action, suit or proceeding before any court, arbitrator or other governmental body against the Guarantor or any of its Subsidiaries that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, a certificate on behalf of the Guarantor specifying the nature of such action, suit or proceeding and what action the Guarantor is taking or proposes to take with respect thereto;

         (h) promptly following, and in any event within 10 days of, any change in a Debt Rating by any Rating Agency, notice thereof; and

         (i) from time to time, upon reasonable notice, such additional information regarding the financial position or business of the Guarantor and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

         Information required to be delivered pursuant to subsections (a), (b),
(e) or (f) above shall be deemed to have been delivered on the date on which the Guarantor provides notice to the Banks that such information has been posted on the Guarantor's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Banks without charge; PROVIDED that (i) such notice may be included in a certificate delivered pursuant to subsection 5.01(c) and (ii) the Guarantor shall deliver paper copies of the information referred to in subsections (a), (b), (e) or (f) to any Bank which requests such delivery.

         SECTION 5.02. PAYMENT OF OBLIGATIONS. The Guarantor will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where (i) any such failure to so pay or discharge could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect or (ii) such liabilities or obligations may be contested in good faith by appropriate proceedings. The Guarantor will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of such liabilities or obligations.

         SECTION 5.03. MAINTENANCE OF PROPERTY; INSURANCE. (a) Except as permitted by Section 5.04, the Guarantor will keep, and will cause each Subsidiary to keep, all property necessary in its business in good working order and condition, ordinary wear and tear excepted, unless the failure to so keep could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect.

         (b) The Guarantor will maintain, and will cause each Subsidiary to maintain, with financially sound and reputable insurers, insurance with respect to its assets and business against such casualties and contingencies, of such types (including, without limitation, loss or damage, product liability, business interruption, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of similarly situated corporations of established reputations engaged in the same or a similar business, unless the failure to maintain such insurance could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect.

         SECTION 5.04. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Guarantor (a) will not engage in any business other than the holding of stock and other investments in its Subsidiaries and activities reasonably related thereto, (b) will cause each Subsidiary to engage in business of the same general type as now conducted by the Guarantor's Subsidiaries and reasonably related extensions thereof, and (c) will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect (x) their respective legal existence and (y) their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, unless in the case of either the failure of the Guarantor to comply with subclause (c) (y) of this Section 5.04 or the failure of a Subsidiary to comply with clause (b) or (c) of this Section 5.04, such failure could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect; PROVIDED that nothing in this
Section 5.04 shall prohibit (i) the merger or consolidation of a Subsidiary (other than the Borrower) with or into the Guarantor or a Wholly- Owned Consolidated Subsidiary, (ii) the sale, lease, transfer, assignment or other disposition by a Subsidiary (other than the Borrower) of all or any part of its assets to the Guarantor or to a Wholly-Owned Consolidated Subsidiary, (iii) the merger or consolidation of a Subsidiary (other than the Borrower) with or into a Person other than the Guarantor or a Wholly-Owned Consolidated Subsidiary, if the Person surviving such consolidation or merger is a Subsidiary and immediately after giving effect thereto, no Default shall have occurred and be continuing, (iv) the sale, lease, transfer, assignment or other disposition by a Subsidiary (other than the Borrower) of all or any part of its assets to a Person other than the Guarantor or a Wholly-Owned Consolidated Subsidiary, if the Person to which such sale, lease, transfer, assignment or other disposition is made is a Subsidiary and immediately after giving effect thereto, no Guarantor Default shall have occurred and be continuing, (v) any transaction permitted pursuant to Section 5.11 or (vi) the termination of the legal existence of any Subsidiary (other than the

Borrower) if the Guarantor in good faith determines that such termination is in the best interest of the Guarantor and is not materially disadvantageous to the Banks.

         SECTION 5.05. COMPLIANCE WITH LAWS. The Guarantor will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (a) noncompliance therewith could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect or (b) the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         SECTION 5.06. INSPECTION OF PROPERTY, BOOKS AND RECORDS; CONFIDENTIALITY. (a) The Guarantor will keep, and will cause each Subsidiary to keep, proper books of record and account in which true and correct entries shall be made of its business transactions and activities so that financial statements that fairly present its business transactions and activities can be properly prepared in accordance with generally accepted accounting principles.

         (b) The Guarantor will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all upon reasonable notice to the Guarantor, at such reasonable times and as often as may reasonably be requested by any Bank.

         (c) Each Bank and the Agent shall, by its receipt of Confidential Information (as defined below) pursuant to or in connection with this Agreement or its exercise of any of its rights hereunder, be deemed to have agreed (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to (i) keep such information confidential, (ii) (except as permitted by clause (iii) of this Section 5.06(c)) not disclose such information to any Person other than an officer, director, employee, legal counsel, independent auditor or authorized agent or advisor of the Agent or such Bank needing to know such information (it being understood that any such officer, director, employee, legal counsel, independent auditor or authorized agent or advisor shall be informed by the Agent or such Bank of the confidential nature of such information), (iii) not disclose such information to any Assignee or Participant (or prospective Assignee or Participant), unless such Assignee or Participant (or prospective Assignee or Participant) shall agree in writing to be bound by the provisions of this Section 5.06(c) and (iv) not use any such information except for purposes relating to this Agreement or the Notes. The term "CONFIDENTIAL INFORMATION" shall mean non- public information furnished by or on behalf of the Guarantor or any of its

Subsidiaries to the Agent, any Bank or other Person exercising rights hereunder or required to be bound hereby (collectively "RECIPIENTS"), but shall not include any such information which (1) has become or hereafter becomes available to the public other than as a result of a disclosure by a Recipient, or (2) has become or hereafter becomes available to a Recipient, on a non-confidential basis, from a source other than the Guarantor or any of its Subsidiaries (or any of their respective representatives or agents) or any Recipient, which source, to the knowledge of the Recipient, is not prohibited from disclosing such information by a confidentiality agreement with, or other legal or fiduciary obligation to, the Guarantor or its Subsidiaries.

         The restrictions set forth in the immediately preceding paragraph shall not prevent the disclosure by a Recipient of any such information:

                           (A) with the prior written consent of the Guarantor,

                           (B) at the request of a bank regulatory agency or in
                  connection with an examination by bank examiners,

                           (C) to a Bank Affiliate, or

                           (D) upon order of any court or administrative agency
                  of competent jurisdiction, to the extent required by such order and not effectively stayed on appeal or otherwise, or as otherwise required by law; PROVIDED that in the case of any intended disclosure under this clause (D), the Recipient shall (unless otherwise required by applicable law) give the Guarantor not less than five business days prior notice (or such shorter period as may, in the good faith discretion of the Recipient, be reasonable under the circumstances or may be required by any court or agency under the circumstances), specifying the Confidential Information involved and stating such Recipient's intention to disclose such Confidential Information (including the manner and extent of such disclosure) in order to allow the Guarantor an opportunity to seek an appropriate protective order.

         Each Recipient shall agree that, in addition to all other remedies available, the Guarantor shall be entitled to specific performance and injunctive and other equitable relief as a remedy for any breach of this Section 5.06(c) by such Recipient.

         SECTION 5.07. LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS AND OTHER DISTRIBUTIONS. The Guarantor will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits, owned by the Guarantor or any Subsidiary, or pay any Debt owed to the Guarantor or any Subsidiary, (b) make loans or advances to the Guarantor or any Subsidiary or (c) transfer any of its properties or assets to the Guarantor or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of

                  (i) applicable law, agreements with foreign governments with respect to assets located in their jurisdiction, or condemnation or eminent domain proceedings,

                  (ii) any of the Financing Documents,

                  (iii) (A) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Guarantor or a Subsidiary, or (B) customary restrictions imposed on the transfer of copyrighted or patented materials or provisions in agreements that restrict the assignment of such agreements or any rights thereunder,

                  (iv) provisions contained in the instruments evidencing or governing Debt or other obligations or agreements, in each case existing on February 7, 2001,

                  (v) provisions contained in documents evidencing or governing any Permitted Receivables Transaction,

                  (vi) provisions contained in instruments evidencing or governing Debt or other obligations or agreements of any Person, in each case, at the time such Person (A) shall be merged or consolidated with or into the Guarantor or any Subsidiary, (B) shall sell, transfer, assign, lease or otherwise dispose of all or substantially all of such Person's assets to the Guarantor or a Subsidiary, or (C) otherwise becomes a Subsidiary, PROVIDED that in the case of clause (A), (B) or
         (C), such Debt, obligation or agreement was not incurred or entered into, or any such provisions adopted, in contemplation of such transaction,

                  (vii) provisions contained in instruments amending, restating, supplementing, extending, renewing, refunding, refinancing, replacing or otherwise modifying, in whole or in part (collectively, "REFINANCING"), instruments referred to in clauses (ii), (iv) and (vi) of this Section 5.07, so long as such provisions are, in the good faith determination of the Guarantor's board of directors, not materially more restrictive than those contained in the respective instruments so Refinanced,

                  (viii) provisions contained in any instrument evidencing or governing Debt or other obligations of a Subsidiary Guarantor,

                  (ix) any encumbrances and restrictions with respect to a Subsidiary imposed in connection with an agreement which has been entered into for the sale or disposition of such Subsidiary or its assets, PROVIDED such sale or disposition otherwise complies with this Agreement,

                  (x) the subordination (pursuant to its terms) in right and priority of payment of any Debt owed by any Subsidiary (the "INDEBTED SUBSIDIARY") to the Guarantor or any other Subsidiary, to any other Debt of such Indebted Subsidiary, PROVIDED (A) such Debt is permitted under this Agreement and (B) the Guarantor's board of directors has determined, in good faith, at the time of the creation of such encumbrance or restriction, that such encumbrance or restriction could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect,

                  (xi) provisions governing preferred stock issued by a Subsidiary, PROVIDED that such preferred stock is permitted under
         Section 5.08, and

                  (xii) provisions contained in debt instruments, obligations or other agreements of any Subsidiary which are not otherwise permitted pursuant to clauses (i) through (xi) of this Section 5.07, PROVIDED that the aggregate investment of the Guarantor in all such Subsidiaries (determined in accordance with generally accepted accounting principles) shall at no time exceed the greater of (a) $300,000,000 or
         (b) 3% of Consolidated Tangible Assets.

The provisions of this Section 5.07 shall not prohibit (x) Liens not prohibited by Section 5.10 or (y) restrictions on the sale or other disposition of any property securing Debt of any Subsidiary, PROVIDED such Debt is otherwise permitted by this Agreement.

         SECTION 5.08. DEBT. Consolidated Debt will at no time exceed 52.5% of Consolidated Total Capitalization. The total Debt of all Consolidated Subsidiaries (excluding (i) Debt of a Consolidated Subsidiary owed to the Borrower, to the Guarantor, to a Wholly-Owned Consolidated Subsidiary or (for so long as TyCom Ltd. is a Consolidated Subsidiary) to TyCom Ltd. or one of its Wholly-Owned Consolidated Subsidiaries, (ii) Debt of the Borrower or a Subsidiary Guarantor, (iii) Permitted Acquired Debt and (iv) Existing Tyco US
Debt) will at no time exceed in aggregate outstanding principal amount 5% of the

Consolidated Tangible Assets. For purposes of this Section any preferred stock of a Consolidated Subsidiary held by a Person other than the Guarantor or a Wholly-Owned Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in "Consolidated Debt" and in the "Debt" of such Consolidated Subsidiary.

         SECTION 5.09. FIXED CHARGE COVERAGE. The ratio of Consolidated EBIT to Consolidated Interest Expense will not, for any period of four consecutive fiscal quarters, be less than 2.5 to 1.

         SECTION 5.10. NEGATIVE PLEDGE. The Guarantor will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) any Lien existing on any asset on the date hereof securing Debt outstanding on such date;

         (b) any Lien existing on any asset of, or capital stock of, or other ownership interest in, any Person (such capital stock and other ownership interests are collectively referred to herein as "STOCK") at the time such Person becomes a Subsidiary, which Lien was not created in contemplation of such event;

         (c) any Lien on any asset securing the payment of all or part of the purchase price of such asset upon the acquisition thereof by the Guarantor or a Subsidiary or securing Debt (including any obligation as lessee incurred under a capital lease) incurred or assumed by the Guarantor or a Subsidiary prior to, at the time of or within one year after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing property) or the commencement of full operation of such asset or property, whichever is later), which Debt is incurred or assumed for the purpose of financing all or part of the cost of acquiring such asset or, in the case of real property, construction or improvements thereon; PROVIDED, that in the case of any such acquisition, construction or improvement, the Lien shall not apply to any asset theretofore owned by the Guarantor or a Subsidiary, other than assets so acquired, constructed or improved;

         (d) any Lien existing on any asset or Stock of any Person at the time such Person is merged or consolidated with or into the Guarantor or a Subsidiary which Lien was not created in contemplation of such event;

         (e) any Lien existing on any asset or Stock of any Person at the time of acquisition thereof by the Guarantor or a Subsidiary, which Lien was not created in contemplation of such acquisition;

         (f) any Lien arising out of the refinancing of any Debt secured by any Lien permitted by any of the subsections (a) through (e) of this Section 5.10, PROVIDED the principal amount of Debt is not increased and is not secured by any additional assets, except as provided in the last sentence of this Section 5.10;

         (g) any Lien to secure Debt of a Subsidiary to the Guarantor or to a Wholly-Owned Consolidated Subsidiary;

         (h) any Lien created pursuant to a Permitted Receivables Transaction;

         (i) any Lien in favor of any country (or any department, agency, instrumentality or political subdivision of any country) securing obligations arising in connection with partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or securing obligations incurred for the purpose of financing all or any part of the purchase price (including the cost of installation thereof or, in the case of real property, the cost of construction or improvement or installation of personal property thereon) of the asset subject to such Lien (including, but not limited to, any Lien incurred in connection with pollution control, industrial revenue or similar financings);

         (j) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any single obligation in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

         (k) Liens not otherwise permitted by the foregoing clauses (a) through
(j) of this Section 5.10 securing Debt (without duplication) in an aggregate principal amount at any time outstanding not to exceed an amount equal to the greater of (i) $300,000,000 or (ii) 3% of Consolidated Tangible Assets.

         It is understood that any Lien permitted to exist on any asset pursuant to the foregoing provisions of this Section 5.10 may attach to the proceeds of such asset and, with respect to Liens permitted pursuant to subsections (a),
(b), (d), (e), (f) (but only with respect to the refinancing of a Debt secured by a Lien permitted pursuant to subsections (a), (b), (d) or (e)) or (g) of this
Section 5.10, may attach to an asset acquired in the ordinary course of business as a replacement of such former asset.

         SECTION 5.11. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. (a) Neither Principal Obligor will (i) consolidate or merge with or into any other Person or
(ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person, unless

                           (A) such Principal Obligor or one of its Subsidiaries
                  is the surviving corporation;

                           (B) the Person (if other than such Principal Obligor)
                  formed by such consolidation or into which such Principal Obligor is merged, or the Person which acquires by sale or other transfer, or which leases, all or substantially all of the assets of such Principal Obligor (any such Person, the "SUCCESSOR"), shall be organized and existing under the laws of (x) in the case of a Successor to the Borrower, Luxembourg or (y) in the case of a Successor to the Guarantor, Bermuda or of the United States, any state thereof or the District of Columbia and shall expressly assume, in a writing executed and delivered to the Agent for delivery to each of the Banks, in form reasonably satisfactory to the Agent, the due and punctual payment of the principal of and interest on the Loans and the performance of the other obligations under this Agreement and the Promissory Notes on the part of such Principal Obligor to be performed or observed, as fully as if such Successor were originally named as such Principal Obligor in this Agreement;

                           (C) immediately after giving effect to such
                  transaction, no Default shall have occurred and be continuing; and

                           (D) such Principal Obligor has delivered to the Agent
                  a certificate on behalf of such Principal Obligor signed by one of its Responsible Officers and an opinion of counsel, each stating that all conditions provided in this Section 5.11 relating to such transaction have been satisfied.

         The foregoing provisions of this Section 5.11 shall not restrict the merger or consolidation of any Subsidiary with and into a Principal Obligor.

         Upon the satisfaction (or waiver in accordance with Section 9.05) of the conditions set forth in this Section 5.11, a Successor to the Borrower shall succeed, and may exercise every right and power of, the Borrower under this Agreement and the Promissory Notes with the same effect as if such Successor had been originally named as the Borrower herein and in the Promissory Notes, and the Borrower shall be relieved of its obligations under this Agreement and the Promissory Notes.

         (b) The Guarantor will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer, in any transaction or series of related transactions, to any Person (other than the Guarantor or a Subsidiary) any Property (including, without limitation, the stock of any Subsidiary) having a net book value in excess of 20% of Consolidated Assets determined as of the end of the fiscal quarter of the Guarantor most recently ended at the time of such sale or other transaction, or Property (including without limitation, stock of a Subsidiary) which contributed in excess of 20% of Consolidated EBIT for the fiscal year of the Guarantor most recently ended at the time of such sale or other transaction.

         SECTION 5.12. TRANSACTIONS WITH AFFILIATES. The Guarantor will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate (collectively, "AFFILIATE TRANSACTIONS"); PROVIDED, HOWEVER, that the foregoing provisions of this Section 5.12 shall not prohibit the Guarantor or any of its Subsidiaries from (a) making Restricted Payments (including, for this purpose, transactions expressly excluded from the definition of a Restricted Payment) permitted by Section 5.13, (b) making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Guarantor or such Subsidiary as the terms and conditions which the Guarantor would reasonably expect to be obtained in a similar transaction with a Person which is not an Affiliate at such time, (c) making payments of principal, interest and premium on any Debt of the Guarantor or such Subsidiary held by an Affiliate if the terms of such Debt are at least as favorable to the Guarantor or such Subsidiary as the terms which the Guarantor would reasonably expect to have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate, (d) participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Guarantor or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates, (e) paying or granting reasonable compensation and benefits to any director, officer, employee or agent of the Guarantor or any Subsidiary, (f) paying reasonable legal fees and expenses to a law firm of which an Affiliate is a member or (g) engaging in any Affiliate Transaction not otherwise addressed in subsections (a) - (f) of this Section 5.12, the terms of which are not less favorable to the Guarantor or such Subsidiary than those that the Guarantor would reasonably expect to be obtained in a comparable transaction at such time with a Person which is not an Affiliate.

         SECTION 5.13. RESTRICTED PAYMENTS. The Guarantor will not, and will not permit any Subsidiary to, declare or make any Restricted Payment unless, after giving effect thereto, the aggregate of all Restricted Payments declared or made subsequent to September 30, 2000 does not exceed an amount equal to the sum of
(a) $6,900,000,000 PLUS (b) 50% of Consolidated Net Income (or minus 100% of Consolidated Net Income, in the event of a net loss for such period) for the period from October 1, 2000 through the end of the then most recently ended fiscal quarter of the Guarantor (treated for this purpose as a single accounting period), PLUS (c) the aggregate cash proceeds (net of underwriting commissions) received by the Guarantor (other than from a Subsidiary) from the issuance or sale after September 30, 2000 of capital stock or Stock Equivalents of the Guarantor (other than the proceeds of any capital stock or Stock Equivalent which by its terms is subject to redemption otherwise than at the sole option of the Guarantor). Nothing in this Section 5.13 shall prohibit the payment of any dividend or distribution within 60 days after the declaration thereof if such declaration was not prohibited by this Section 5.13.

         SECTION 5.14. SUBSIDIARY GUARANTORS. If any Subsidiary becomes a guarantor of TycoLux Debt Securities under the Indenture, the Guarantor will cause such Person to become a Subsidiary Guarantor concurrently therewith.

         SECTION 5.15. USE OF PROCEEDS. The proceeds of the Loans made under this Agreement will be used by the Borrower for its general corporate purposes, including, without limitation, capital expenditures and (subject to the following sentence) acquisitions. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.



                                    ARTICLE 6

                                    DEFAULTS

         SECTION 6.01. EVENTS OF DEFAULTS. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing and shall not have been waived in accordance with Section 9.05:

         (a) any principal of any Loan shall not be paid when due, or any interest on any Loan or any fees payable hereunder shall not be paid within three Domestic Business Days of the due date thereof;

         (b) the Guarantor shall fail to observe or perform any covenant contained in Section 5.08, 5.09, 5.13 or 5.14;

         (c) the Guarantor shall fail to observe or perform any covenant contained in Section 5.07 or Sections 5.10 to 5.12, inclusive, and such failure shall not be remedied within five days after any Responsible Officer obtains actual knowledge thereof;

         (d) either Principal Obligor shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b) or (c) of this Section 6.01) for 10 days after notice thereof has been given to the Guarantor by the Agent at the request of any Bank;

         (e) any representation, warranty, certification or statement made in writing by any Obligor in the Financing Documents or in any certificate, financial statement or other document required to be delivered to the Agent or any of the Banks pursuant to the Financing Documents shall prove to have been incorrect in any material respect when made (or deemed made);

         (f) the Guarantor or any Subsidiary shall fail to make any payment in respect of any Material Debt when due (after giving effect to any applicable grace period);

         (g) any event or condition shall occur that results in the acceleration of the maturity of any Material Debt;

         (h) (i) any corporate action is taken authorizing the winding up, liquidation, any arrangement or the taking of any other similar action of or with respect to the Guarantor or authorizing any corporate action to be taken to facilitate any such winding up, liquidation, arrangement, reorganization or amalgamation or other similar action or any members' voluntary winding up of the Guarantor as provided under the Bermuda Companies Law shall be commenced;

                  (ii) (A) any petition shall be filed seeking the liquidation, any arrangement or the taking of any other similar action of or with respect to the Guarantor by the Registrar of Companies in Bermuda, or by any other Person or Persons, or (B) any petition shall be presented for the winding up of the Guarantor to a court of Bermuda as provided with the Bermuda Companies Law, or (C) any creditors' winding up of the Guarantor as provided under the Bermuda Companies Law shall be commenced, or (D) any receiver shall be appointed by a creditor of the Guarantor or by a court of Bermuda on the application of a creditor of the Guarantor as provided under any instrument giving rights for the appointment of a receiver thereto, and in the case of any such petition, winding up, appointment, order or other matter, such petition, winding up, appointment, order or other matter, shall remain undismissed and unstayed for a period of 60 days;

                  (iii) the Guarantor or any Significant Subsidiary shall (A) commence a voluntary case or other proceeding seeking liquidation, winding up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or (B) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other similar proceeding commenced against it, or
         (C) make a general assignment for the benefit of creditors, or (D) fail generally to pay its debts as they become due, or (E) take any corporate action to authorize any of the foregoing; or

                  (iv) (A) an involuntary case or other proceeding shall be commenced against the Guarantor or any Significant Subsidiary seeking liquidation, winding up, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, and such involuntary case or other proceeding shall remain in effect and undismissed and unstayed for a period of 60 days; or (B) an order for relief shall be entered against the Guarantor or any Significant Subsidiary under the bankruptcy laws of any jurisdiction as now or hereafter in effect;

         (i) a judgment or order for the payment of money in excess of $30,000,000 (after deducting amounts covered by insurance, except to the extent that the insurer providing such insurance has declined such coverage) shall be rendered against the Guarantor or any Subsidiary and, within 60 days after entry thereof, such judgment or order is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment or order is not discharged;

         (j) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 40% or more of the outstanding shares of common stock of the Guarantor; or, on the last day of any period of twelve consecutive calendar months, a majority of members of the board of directors of the Guarantor shall no longer be composed of individuals (i) who were members of said board of directors on the first day of such twelve consecutive calendar month period or (ii) whose election or nomination to said board of directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said board of directors;

          (k) the Guarantor or any Subsidiary shall fail to make any payment owing by it in respect of any performance bond, performance guaranty or bank guaranty issued in lieu of a performance bond or performance guaranty (other than a payment which is disputed by the Guarantor or such Subsidiary in good faith), and the aggregate of all such defaulted payments shall exceed $50,000,000 at any one time for the Guarantor and its Subsidiaries;

          (l) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

          (m) the Borrower shall cease to be a Wholly-Owned Consolidated Subsidiary of the Guarantor; or

          (n) any Financing Document shall cease to be valid and enforceable against any Obligor party thereto (except for the termination of a Subsidiary Guarantee in accordance with its terms); or any Obligor shall so assert in writing;

          then, and in every such event, the Agent shall (i) if requested by Banks having at least 51% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and
(ii) if requested by Banks holding at least 51% in aggregate unpaid principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors; PROVIDED that in the case of any of the Events of Default specified in subsection (h) above with respect to any Obligor, without any notice to any Obligor or any other act by the Agent or the



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

Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors.

         SECTION 6.02. NOTICE OF DEFAULT. The Agent shall give notice to the Guarantor under Section 6.01(d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.



                                    ARTICLE 7

                                    THE AGENT

         SECTION 7.01. APPOINTMENT AND AUTHORIZATION. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. AGENT AND AFFILIATES. The Chase Manhattan Bank (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and The Chase Manhattan Bank (and any successor acting as Agent) and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

         SECTION 7.03. ACTION BY AGENT. The obligations of the Agent under the Financing Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

         SECTION 7.04. CONSULTATION WITH EXPERTS. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. LIMITS OF LIABILITY. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the



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

consent or at the request of the Required Banks (or such different number of Banks as any provision hereof expressly requires for such consent or request) or
(ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Guarantor; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Subsidiary Guarantees, the Promissory Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it in good faith to be genuine or to be signed by or on behalf of the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

         SECTION 7.06. INDEMNIFICATION. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitees thereunder.

         SECTION 7.07. CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and its own decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. SUCCESSOR AGENT. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, subject to the consent of the Borrower if no Event of Default exists. If no successor Agent shall have been so appointed by the Required Banks and consented to by the Borrower and shall have accepted such appointment within 45 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Financing Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as the Agent.

         SECTION 7.09. AGENT'S FEE. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon in writing between the Borrower and the Agent.



                                    ARTICLE 8

                             CHANGE IN CIRCUMSTANCES

         SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any Euro-Currency Loan or Money Market LIBOR Loan:

         (a) the Agent is advised by the Reference Banks that deposits in the relevant currency (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

         (b) in the case of Euro-Currency Loans, Banks holding 50% or more of the aggregate amount of the affected Loans advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Currency Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon, until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist (which the Agent agrees to do promptly upon such circumstances ceasing to exist), (i) the obligations of the Banks to make Euro-Currency Loans in the relevant currency, or to continue or convert outstanding Loans as or into Euro-Currency Loans in the relevant currency, shall be suspended and (ii) each outstanding Euro-Currency Loan in the relevant currency shall be prepaid (or, in the case of a Euro-Dollar Loan, converted into a Base Rate Loan) on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least one Domestic Business Day before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing in an equal Dollar Amount and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

         SECTION 8.02. ILLEGALITY. If, on or after the date of this Agreement, any Bank has determined in its reasonable judgment that the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Currency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Bank (or its Euro-Currency Lending Office) to make, maintain or fund its Euro-Currency Loans in any currency and such Bank shall so notify the Agent, the Agent shall forthwith give notice specifying the circumstances giving rise to such suspension to the other Banks and the Borrower, whereupon, until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist), the obligation of such Bank to make Euro-Currency Loans in such currency, or to continue or convert outstanding Loans as or into Euro-Currency Loans in such currency, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Currency Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank in the good faith exercise of its discretion, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Currency Loan of such Bank then outstanding shall be converted to a Base Rate Loan (in the case of an Alternative Currency Loan, in a principal amount determined on the basis of the Spot Rate on the date of conversion) either (a) on the last day of the then current Interest Period applicable to such Euro-Currency Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Currency Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Currency Loan to such day. Notwithstanding the foregoing, the operation of this Section shall not relieve any

Bank of its obligation to make a Euro-Currency Loan to refund Swingline Loans made while its Commitment was in effect.

         SECTION 8.03. INCREASED COST AND REDUCED RETURN. (a) If on or after (x) the date of this Agreement, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, any Bank has determined in its reasonable judgment that the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Currency Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.15 or 2.19), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Fixed Rate Loans, its Promissory Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Promissory Note with respect thereto, by an amount deemed by such Bank to be material to such Bank, then, within 15 days after written demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank shall have determined that, after the date of this Agreement, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including any determination by any such authority, central bank or comparable agency that, for purposes of capital adequacy requirements, the Commitments hereunder do not constitute commitments with an original maturity of one year or less), has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after written demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

         (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date of this Agreement, which will entitle such Bank to compensation pursuant to this Section; PROVIDED that (i) if any Bank fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Bank shall only be entitled to payment under this Section 8.03 for costs incurred from and after the date 90 days prior to the date that such Bank does give such notice and (ii) each such Bank will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank in the good faith exercise of its discretion, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the basis used to determine such amounts shall be conclusive in the absence of manifest error. In determining such amount, such Bank will use reasonable averaging and attribution methods and will have a reasonable basis for any assumptions it makes in connection therewith.

         SECTION 8.04. TAXES. (a) Any and all payments by any Obligor to or for the account of any Bank or the Agent hereunder or under any Promissory Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Bank and the Agent, taxes imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on or measured by its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as its "TAXES", and all such excluded taxes being hereinafter referred to as its "DOMESTIC TAXES"). If an Obligor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Promissory Note to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04 such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Obligor shall make such deductions, (iii) such Obligor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Obligor shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Promissory Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Financing Document (hereinafter referred to as "OTHER TAXES").

         (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. In addition, the Borrower agrees to indemnify the Agent and each Bank for all Domestic Taxes and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case to the extent that such Domestic Taxes result from any payment or indemnification pursuant to this Section for (i) Taxes or Other Taxes imposed by any jurisdiction other than the United States or (ii) Domestic Taxes of the Agent or such Bank, as the case may be. This indemnification shall be made within 15 days from the date such Bank or the Agent (as the case may be) makes demand therefor.

         (d) At the times indicated herein, each Bank organized under the laws of a jurisdiction outside the United States shall provide the Borrower with Internal Revenue Service form W-8BEN or W-8ECI (in each case accompanied by any statements which may be required under applicable Treasury regulations), as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to receive payments under this Agreement
(i) without deduction or withholding of any United States federal income taxes or (ii) subject to a reduced rate of United States federal withholding tax, unless, in each case of clause (i) and (ii) of this Section 8.04(d), an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or which would prevent the Bank from duly completing and delivering any such form with respect to it and the Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of such taxes. Such forms shall be provided (x) on or prior to the date of the Bank's execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof, and on or prior to the date on which it becomes a Bank in the case of each other Bank, and (y) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by the Bank. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, United States withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a). In addition, to the extent that for reasons other than a change of treaty, law or regulation any Bank becomes subject to an increased rate of United States interest withholding tax while it is a party to this Agreement, United States withholding tax at such increased rate shall be considered excluded from "Taxes" as defined in Section 8.04(a).

         (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form in accordance with Section 8.04(d) (unless such failure is excused by the terms of Section 8.04(d)), such Bank shall not be entitled to indemnification under Section 8.04(a) or 8.04(c) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank in the good faith exercise of its discretion, is not otherwise disadvantageous to such Bank.

         SECTION 8.05. BASE RATE LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS. If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Currency Loans in any currency has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Currency Loans in any currency and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist), all Loans which would otherwise be made by such Bank as (or continued as or converted to) Euro-Currency Loans in such currency shall instead be Base Rate Loans (in the case of Alternative Currency Loans, in the same Dollar Amount as the Euro-Currency Loan that such Lender would otherwise have made in the Alternative Currency) on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks. If such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro- Currency Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Currency Loans of the other Banks. If such Loan is converted into an Alternative Currency Loan, such Bank, the Agent and the Borrower shall make such arrangements as shall be required (including increasing or decreasing the amount of such Alternative Currency Loan) so that such Alternative Currency Loan shall be in the same amount as it would have been if the provisions of this Section had never applied thereto.

         SECTION 8.06. SUBSTITUTION OF BANK. If any Bank (i) has demanded compensation for increased costs pursuant to Section 8.03 or 8.04 or is entitled to payments under Section 8.04(a) or (ii) has determined that the making or maintaining of any Euro-Currency Loan has become unlawful or impossible pursuant to Section 8.02 and similar additional interest or compensation has not been demanded by, or a similar determination has not been made by, all of the Banks, the Borrower shall have the right (with the assistance of the Agent) to designate an Assignee which is not an Affiliate of the Borrower to purchase for cash, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit I hereto, the outstanding Loans and Commitment of such Bank and to assume all of such Bank's other rights and obligations hereunder without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to (A) the principal amount of all of such Bank's outstanding Loans plus (B) any accrued but unpaid interest thereon plus (C) the accrued but unpaid fees in respect of that Bank's Commitment hereunder plus (D) such amount, if any, as would be payable pursuant to Section 2.13 if the outstanding Loans of such Bank were prepaid in their entirety on the date of consummation of such assignment plus (E) any other amounts due and payable to such Bank hereunder.



                                    ARTICLE 9

                                  MISCELLANEOUS

         SECTION 9.01. NOTICES. All notices, requests and other communications to any party provided for hereunder shall be in writing (including, without limitation, bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Guarantor or the Agent, at its address or facsimile or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or facsimile or telex number set forth in its

Administrative Questionnaire or (z) in the case of any party, such other address or facsimile or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 9.01 and electronic, telephonic or other appropriate confirmation of receipt is received by the sender, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; PROVIDED that notices to the Agent under Article 2 or Article 8 shall not be effective until received.

         SECTION 9.02. NO WAIVERS. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03. EXPENSES; INDEMNIFICATION. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of the Financing Documents, any waiver or consent hereunder or any amendment thereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) The Borrower agrees to indemnify the Agent and each Bank, their respective Bank Affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee (whether or not such Indemnitee shall be designated a party thereto) arising out of any investigative, administrative or judicial proceeding (brought or threatened) relating to or arising out of the Financing Documents, the arrangement, administration, performance or enforcement thereof or any actual or proposed use of proceeds of Loans hereunder; PROVIDED that no

Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction; PROVIDED FURTHER that no Indemnitee shall have the right to be indemnified hereunder in connection with any proceedings between it and another Indemnitee which does not relate to the Borrower.

         (c) If any proceeding or claim shall be brought or asserted against any Indemnitee in respect of which indemnity may be sought pursuant to the preceding subsection, such Indemnitee shall promptly notify the Borrower. The Borrower shall not be liable for any costs or expenses in connection with any settlement entered into without its consent (such consent not to be unreasonably withheld).

         SECTION 9.04. SHARING OF SET-OFFS. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required, so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; PROVIDED that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Obligors other than indebtedness under the Financing Documents.

         SECTION 9.05. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Promissory Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, the Guarantor and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (v) release the Guarantor from its obligations under Article 10.

         SECTION 9.06. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Obligors under the Financing Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement and subject to subsections (e),
(f) and (g) below, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection 9.06(c) or 9.06(d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (in an amount equivalent to an original Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and its Promissory Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit I hereto (an "ASSIGNMENT AND ASSUMPTION AGREEMENT") executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Agent, which shall not be unreasonably withheld; PROVIDED that if an Assignee is another Bank, an affiliate of such transferor Bank or an Approved Fund, no such consent shall be required; and PROVIDED FURTHER that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Promissory Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Promissory Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         (f) Notwithstanding anything to the contrary contained in this Section 9.06, but subject to the terms and conditions set forth in this subsection (f), any Bank may from time to time, elect to designate a Conduit to provide all or any part of Loans required to be made by such Bank to the Borrower pursuant to this Agreement or to acquire a participation interest in any Loans extended by such Bank hereunder (a "CONDUIT DESIGNATION"), PROVIDED the designation of a Conduit by any Bank for purposes of this Section 9.06(f) shall be subject to the approval of the Borrower, which shall not be unreasonably withheld. No additional Note shall be required with regard to a Conduit Designation; PROVIDED, HOWEVER, to the extent any Conduit shall advance funds under a Conduit Designation, the designating Bank shall be deemed to hold the Note in its possession as an agent for such Conduit to the extent of the Loan funded by such Conduit. Notwithstanding any such Conduit Designation, (x) the designating Bank shall remain solely responsible to the other parties hereto for its obligations under this Agreement and (y) the Borrower and the Agent may continue to deal solely and directly with the designating Bank as administrative agent for such designating Bank's Conduit, in connection with all of such Conduit's rights and obligations under this Agreement, unless and until the Borrower and the Agent are notified that the designating Bank has been replaced as administrative agent for its Conduit; any payments for the benefit of any designating Bank and its Conduit shall be paid to such designating Bank for itself as administrative agent for its Conduit, as applicable; PROVIDED neither the Borrower nor the Agent shall be responsible for any designating Bank's application of any such payments. In addition, any Conduit may (i) with notice to, but without the prior written consent of the Borrower and the Agent, and without paying any processing fee therefor, assign all or portions of its interest in any Loans to the Bank that designated such Conduit or to any financial institutions consented to by the Borrower and the Agent providing liquidity and/or credit facilities to or for the account of such Conduit to support the funding or maintenance of Loans and
(ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Conduit.

         (g) Each party to this Agreement hereby agrees that, at any time a Conduit Designation is in effect, it shall not institute against, or join any other person in instituting against, any Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note issued by such Conduit is paid. This
Section 9.06(g) shall survive the termination of this Agreement.

         (h) The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the State of Delaware or New York a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

         SECTION 9.07. COLLATERAL. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.08. GOVERNING LAW. THIS AGREEMENT AND EACH PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9.09. COUNTERPARTS; INTEGRATION. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTOR, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 9.11. JUDGMENT CURRENCY. If, under any applicable law and whether pursuant to a judgment being made or registered against any Obligor or for any other reason, any payment under or in connection with this Agreement, is made or satisfied in a currency (the "OTHER CURRENCY") other than that in which the relevant payment is due (the "REQUIRED CURRENCY") then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the "PAYEE") to purchase the Required Currency with the other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Agreement, such Obligor shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such short-fall. For the purpose of this Section, "rate of exchange" means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

         SECTION 9.12. JUDICIAL PROCEEDINGS. (a) CONSENT TO JURISDICTION. Each Obligor irrevocably submits to the non-exclusive jurisdiction of any federal or New York State court sitting in New York City over any suit, action or proceeding arising out of or relating to the Financing Documents. Each Obligor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum. Each Obligor agrees that a final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it and will be given effect in Luxembourg to the fullest extent permitted by applicable law and may be enforced in any federal or New York State court sitting in New York City (or any other courts to the jurisdiction of which such Obligor is or may be subject) by a suit upon such judgment, PROVIDED that service of process is effected upon it in one of the manners specified herein or as otherwise permitted by law.

         (b) APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. Each Obligor hereby irrevocably designates and appoints CT Corporation System having an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in subsection (a) above in any federal or New York State court sitting in New York City. Each Obligor represents and warrants that such agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Agent. Such designation and appointment shall be irrevocable until all principal and interest and all other amounts payable under the Financing Documents shall have been paid in full in accordance with the provisions hereof. If such agent shall cease so to act, each Obligor covenants and agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Agent and to deliver promptly to the Agent evidence in writing of such other agent's acceptance of such appointment.

         (c) SERVICE OF PROCESS. Each Obligor hereby consents to process being served in any suit, action, or proceeding of the nature referred to in subsection (a) above in any federal or New York State court sitting in New York City by service of process upon the agent of such Obligor, as the case may be, for service of process in such jurisdiction appointed as provided in subsection
(b) above; PROVIDED that, to the extent lawful and possible, written notice of said service upon such agent shall be mailed by registered airmail, postage prepaid, return receipt requested, to such Obligor at its address specified on the signature pages hereof or to any other address of which such Obligor shall have given written notice to the Agent. Each Obligor irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service shall be deemed in every respect effective service of process upon such Obligor in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Obligor.

         (d) NO LIMITATION ON SERVICE OR SUIT. Nothing in this Section shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or limit the right of the Agent or any Bank to bring proceedings against any Obligor in the courts of any jurisdiction or jurisdictions.

                                   ARTICLE 10

                                    GUARANTEE

         SECTION 10.01. THE GUARANTEE. The Guarantor hereby guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all principal of and interest on amounts loaned to the Borrower under the Financing Documents and all other amounts payable by the Borrower under the Financing Documents. This is a guarantee of payment and not merely of collection. Upon failure by the Borrower to pay punctually any such amount, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the applicable Financing Document.

         SECTION 10.02. GUARANTEE UNCONDITIONAL. The obligations of the Guarantor hereunder shall be unconditional and absolute, and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected, at any time by:

                  (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under any Financing Document, by operation of law or otherwise;

                  (ii) any modification or amendment of or supplement to any Financing Document;

                  (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under any Financing Document;

                  (iv) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any obligation of the Guarantor or the Borrower contained in any Financing Document;

                  (v) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Borrower, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (vi) any invalidity or unenforceability relating to or against the Borrower for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of any amount payable by it under any Financing Document; or

                  (vii) any other act or omission to act or delay of any kind by the Borrower, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor's obligations hereunder.

         SECTION 10.03. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. This Agreement shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans and all other amounts payable by the Borrower under the Financing Documents shall have been paid in full. If at any time any payment of principal of or interest on any Loan or any other amount payable by the Borrower under the Financing Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         SECTION 10.04. WAIVER BY THE GUARANTOR. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person.

         SECTION 10.05. SUBROGATION. Upon making any payment hereunder with respect to the Borrower, the Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such payment; PROVIDED that the Guarantor shall not enforce any payment by way of subrogation until all amounts of principal of and interest on the Loans and all other amounts payable by the Borrower under the Financing Documents have been paid in full and the Commitments have been terminated.

         SECTION 10.06. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any amount payable by the Borrower under any Financing Document is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Required Banks.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                TYCO INTERNATIONAL GROUP S.A.


                                By: /s/ Richard W. Brann
                                   ---------------------------------------------
                                     Title:  Managing Director

                                     Address:  2nd Floor, 6 Avenue Emile Reuter
                                               L-2420, Luxembourg
                                     Facsimile number: 011-352-464-350


                                TYCO INTERNATIONAL LTD.


                                By: /s/ Mark H. Swartz
                                   ---------------------------------------------
                                     Title:  Chief Financial Officer and
                                             Executive Vice President

                                     Address:  The Zurich Center, 2nd Floor
                                               90 Pitts Bay Road
                                               Pembroke HM08
                                               Bermuda
                                     Facsimile number: 441-295-9647

                                    THE CHASE MANHATTAN BANK


                                    By: /s/ Thomas H. Kozlark
                                        ----------------------------------------
                                         Title: Vice President



                                    BANK OF AMERICA, N.A.


                                    By: /s/ John W. Pocalyko
                                       -----------------------------------------
                                         Title: Managing Director



                                    CITIBANK, N.A.


                                    By: /s/ Diane L. Pockaj
                                       -----------------------------------------
                                         Title: Vice President



                                    COMMERZBANK AG, NEW YORK AND
                                         GRAND CAYMAN BRANCHES


                                    By: /s/ Robert J. Donohue
                                       -----------------------------------------
                                         Title: Senior Vice President


                                    By: /s/ Peter T. Doyle
                                       -----------------------------------------
                                         Title: Assistant Vice President

                                    ABN AMRO BANK N.V.


                                    By: /s/ Helen Clarke-Hepp
                                       -----------------------------------------
                                         Title: Vice President


                                    By: /s/ Dean P. Giglio
                                       -----------------------------------------
                                         Title: Vice President



                                    BANCA NAZIONALE DEL LAVORO S.P.A.,
                                         NEW YORK BRANCH


                                    By: /s/ Giulio Giovine
                                       -----------------------------------------
                                         Title: Vice President


                                    By: /s/ Leonardo Valentini
                                       -----------------------------------------
                                         Title: First Vice President



                                    THE BANK OF NOVA SCOTIA


                                    By: /s/ Patrick J. Hawes
                                       -----------------------------------------
                                         Title: Comptroller



                                    BARCLAYS BANK PLC


                                    By: /s/ L. Peter Yetman
                                       -----------------------------------------
                                         Title: Director

                                    BAYERISCHE HYPO- UND VEREINSBANK
                                         AG, NEW YORK BRANCH


                                    By: /s/ MARIANNE WEINZINGER
                                       -----------------------------------------
                                         Title: Director-Senior Relationship
                                                Manager


                                    By: /s/ Ivana Albanese-Rizzo
                                       -----------------------------------------
                                         Title: Director


                                    BNP PARIBAS


                                    By: /s/ Richard Pace
                                       -----------------------------------------
                                         Title:  Vice President
                                                 Corporate Banking Division


                                    By: /s/ Nanette Baudon
                                       -----------------------------------------
                                         Title:  Vice President


                                    CREDIT LYONNAIS, NEW YORK BRANCH


                                    By: /s/ Scott R. Chappelka
                                       -----------------------------------------
                                         Title: Vice President


                                    CREDIT SUISSE FIRST BOSTON


                                    By: /s/ Robert N. Finney
                                       -----------------------------------------
                                         Title: Managing Director


                                    By: /s/ Vitaly G. Butenko
                                       -----------------------------------------
                                         Title: Assistant Vice President

                                    DEUTSCHE BANK AG, NEW YORK BRANCH
                                         AND/OR CAYMAN ISLANDS BRANCH


                                    By: /s/ Chris Howe
                                       -----------------------------------------
                                         Title: Director


                                    By: /s/ Wolfgang Winter
                                       -----------------------------------------
                                         Title: Managing Director



                                    DRESDNER BANK AG, NEW YORK AND
                                         GRAND CAYMAN BRANCHES


                                    By: /s/ Deborah Carlson
                                       -----------------------------------------
                                         Title: First Vice President


                                    By: /s/ Xinyue Jasmine Geffner
                                       -----------------------------------------
                                         Title: Assistant Vice President



                                    FIRST UNION NATIONAL BANK


                                    By: /s/ George L. Woolsey
                                       -----------------------------------------
                                         Title: Vice President



                                    HSBC BANK USA


                                    By: /s/ Diane M. Zieske
                                       -----------------------------------------
                                         Title: First Vice President

                                    MERRILL LYNCH BANK USA


                                    By: /s/ Raymond J. Dardano
                                       -----------------------------------------
                                         Title: Senior Lending Officer



                                    WESTDEUTSCHE LANDESBANK
                                         GIROZENTRALE, NEW YORK BRANCH


                                    By: /s/ Lisa M. Walker
                                       -----------------------------------------
                                         Title: Associate Director


                                    By: /s/ Barry S. Wadler
                                       -----------------------------------------
                                         Title: Manager



                                    BAYERISCHE LANDESBANK
                                         GIROZENTRALE


                                    By: /s/ Hereward Drummond
                                       -----------------------------------------
                                         Title: Senior Vice President


                                    By: /s/ Alexander Kohnert
                                       -----------------------------------------
                                         Title: First Vice President



                                    FLEET NATIONAL BANK


                                    By: /s/ Ellen Heath
                                       -----------------------------------------
                                         Title: Group Manager

                                    MELLON BANK, N.A.


                                    By: /s/ Daniel J. Lenckos
                                       -----------------------------------------
                                         Title: Vice President



                                    SAN PAOLO IMI S.P.A.


                                    By: /s/ Carlo Persico
                                       -----------------------------------------
                                         Title: Deputy General Manager


                                    By: /s/ Giuseppe Cuccurese
                                       -----------------------------------------
                                         Title: General Manager



                                    THE TORONTO-DOMINION BANK


                                    By: /s/ Carolyn R. Faeth
                                       -----------------------------------------
                                         Title: Manager Credit Administration



                                    BANCA COMMERCIALE ITALIANA - NEW
                                         YORK BRANCH


                                    By: /s/ Frank Maffei
                                       -----------------------------------------
                                         Title: Vice President


                                    By: /s/ John Michalisin
                                       -----------------------------------------
                                         Title: First Vice President

                                    THE BANK OF NEW YORK


                                    By: /s/ Joanna S. Bellocq
                                       -----------------------------------------
                                         Title: Vice President



                                    BANK OF TOKYO-MITSUBISHI TRUST
                                         COMPANY


                                    By: /s/ Thomas Fennessey
                                       -----------------------------------------
                                         Title: Vice President



                                    BBL INTERNATIONAL (U.K.) LIMITED


                                    By: /s/ C. F. Wright
                                       -----------------------------------------
                                         Title: Authorized Signatory


                                    By: /s/ G. R. M. Walker
                                       -----------------------------------------
                                         Title: Authorized Signatory



                                    KEYBANK NATIONAL ASSOCIATION


                                    By: /s/ Frank J. Jancar
                                       -----------------------------------------
                                         Title: Vice President

                                    LEHMAN COMMERCIAL PAPER INC.


                                    By: /s/ Michael E. O'Brien
                                       -----------------------------------------
                                         Title: Authorized Signatory



                                    NATIONAL AUSTRALIA BANK LIMITED,
                                         A.C.N. 004044937


                                    By: /s/ Justin F. McCarty, III
                                       -----------------------------------------
                                         Title: Vice President



                                    NATIONAL WESTMINSTER BANK PLC
                                    NEW YORK BRANCH


                                    By: /s/ Ron Howarth
                                       -----------------------------------------
                                         Title: Senior Corporate Manager



                                    NATIONAL WESTMINSTER BANK PLC
                                    NASSAU BRANCH


                                    By: /s/ Ron Howarth
                                       -----------------------------------------
                                         Title: Senior Corporate Manager



                                    SOCIETE GENERALE


                                    By: /s/ Ambrish Thanawala
                                       -----------------------------------------
                                         Title: Vice President

                                    THE FUJI BANK, LIMITED


                                    By: /s/ Raymond Ventura
                                       -----------------------------------------
                                         Title: Vice President & Manager


                                    THE DAI-ICHI KANGYO BANK, LTD., NEW
                                         YORK BRANCH


                                    By: /s/ Robert P. Gallagher, Jr.
                                       -----------------------------------------
                                        Title: Vice President, Corporate Finance


                                    STANDARD CHARTERED BANK


                                    By: /s/ John Biscette
                                       -----------------------------------------
                                         Title:  Vice President


                                    By: /s/ Robert K. Reddington
                                       -----------------------------------------
                                         Title:  Assistant Vice President
                                                 Credit Documentation


                                    AUSTRALIA AND NEW ZEALAND BANKING
                                         GROUP LIMITED


                                    By: /s/ Vibhu Juneja
                                       -----------------------------------------
                                         Title: Vice President


                                    BANK OF IRELAND


                                    By: /s/ Derek Collins
                                       -----------------------------------------
                                         Title: Assistant Director

                                    NORDDEUTSCHE LANDESBANK
                                         GIROZENTRALE NEW YORK BRANCH
                                         AND/OR CAYMAN ISLANDS BRANCH


                                    By: /s/ Georg L. Peters
                                       -----------------------------------------
                                         Title: Vice President


                                    By: /s/ Stephen K. Hunter
                                       -----------------------------------------
                                         Title: Senior Vice President



                                    THE NORTHERN TRUST COMPANY


                                    By: /s/ Jaron Grimm
                                       -----------------------------------------
                                         Title: Vice President



                                    PNC BANK, NATIONAL ASSOCIATION


                                    By: /s/ Donald V. Davis
                                       -----------------------------------------
                                         Title: Vice President



                                    UNICREDITO ITALIANO S.P.A.


                                    By: /s/ Gianfranco Bisagni
                                       -----------------------------------------
                                         Title: First Vice President


                                    By: /s/ Charles Michael
                                       -----------------------------------------
                                         Title: Vice President

                                    WESTPAC BANKING CORPORATION


                                    By: /s/ Kate Matthews
                                       -----------------------------------------
                                         Title: Vice President



                                    BANCA POPOLARE DI MILANO, NEW YORK
                                         BRANCH


                                    By: /s/ Fulvio Montanari
                                       -----------------------------------------
                                         Title: First Vice President


                                    By: /s/ Patrick F. Dillon
                                       -----------------------------------------
                                         Title:  Vice President
                                                 Chief Credit Officer



                                    ARAB BANK PLC, GRAND CAYMAN
                                         BRANCH


                                    By: /s/ Samer Tamimi
                                       -----------------------------------------
                                         Title: Vice President



                                    BANCO BILBAO VIZCAYA ARGENTARIA S.A.


                                    By: /s/ Alberto Conde
                                       -----------------------------------------
                                         Title:  Vice President
                                                 Corporate Banking


                                    By: /s/ Santiago Hernandez Monsalve
                                       -----------------------------------------
                                         Title:  Vice President
                                                 Global Corporate Banking

                                    THE BANK OF N.T. BUTTERFIELD & SON
                                         LIMITED


                                    By: /s/ J. W. Raynor
                                       -----------------------------------------
                                         Title: Manager, Corporate Banking


                                    By: /s/ R. W. Wilson
                                       -----------------------------------------
                                        Title: Vice President, Corporate Banking

                                    THE CHASE MANHATTAN BANK, as Agent


                                    By: /s/ Thomas H. Kozlark
                                       -----------------------------------------
                                         Title: Vice President

                                         Address:    Attn: Maggie Swales
                                                     Loan & Agency Services Grp.
                                                     One Chase Manhattan Plaza
                                                     New York, New York 10018

                                         Facsimile number: 212-552-5658

                               COMMITMENT SCHEDULE

The Chase Manhattan Bank*                                                 $  197,523,484.18
Bank of America, N.A.*                                                    $  181,063,193.85
Citibank, N.A.*                                                           $  181,063,193.85
Commerzbank AG, New York and Grand Cayman                                 $  181,063,193.85
Branches*
ABN AMRO Bank N.V.                                                        $  115,222,032.45
Banca Nazionale del Lavoro S.p.A., New York Branch                        $  115,222,032.45
The Bank of Nova Scotia                                                   $  115,222,032.45
Barclays Bank PLC                                                         $  115,222,032.45
Bayerische Hypo- und Vereinsbank AG, New York Branch                      $  115,222,032.45
BNP Paribas                                                               $  115,222,032.45
Credit Lyonnais, New York Branch                                          $  115,222,032.45
Credit Suisse First Boston                                                $  115,222,032.45
Deutsche Bank AG, New York Branch and/or Cayman                           $  115,222,032.45
Islands Branch
Dresdner Bank AG, New York and Grand Cayman                               $  115,222,032.45
Branches
First Union National Bank                                                 $  115,222,032.45
HSBC Bank USA                                                             $  115,222,032.45
Merrill Lynch Bank USA                                                    $  115,222,032.45
Westdeutsche Landesbank Girozentrale, New York Branch                     $  115,222,032.45
Bayerische Landesbank Girozentrale                                        $   88,885,567.90
Fleet National Bank                                                       $   88,885,567.90
Mellon Bank, N.A.                                                         $   88,885,567.90
San Paolo IMI S.p.A.                                                      $   88,885,567.90

----------
         *Denotes Swingline Bank

The Toronto-Dominion Bank                                                 $   88,885,567.90
Banca Commerciale Italiana - New York Branch                              $   65,841,161.40
The Bank of New York                                                      $   65,841,161.40
Bank of Tokyo-Mitsubishi Trust Company                                    $   65,841,161.40
BBL International (U.K.) Limited                                          $   65,841,161.40
KeyBank National Association                                              $   65,841,161.40
Lehman Commercial Paper Inc.                                              $   65,841,161.40
National Australia Bank Limited, A.C.N. 004044937                         $   65,841,161.40
National Westminster Bank PLC New York and/or Nassau                      $   65,841,161.40
Branch
Societe Generale                                                          $   65,841,161.40
The Fuji Bank, Limited                                                    $   57,611,016.23
The Dai-Ichi Kangyo Bank, Ltd., New York Branch                           $   57,611,016.22
Standard Chartered Bank                                                   $   49,380,871.05
Australia and New Zealand Banking Group Limited                           $   32,920,580.70
Bank of Ireland                                                           $   32,920,580.70
Norddeutsche Landesbank Girozentrale New York Branch                      $   32,920,580.70
and/or Cayman Islands Branch
The Northern Trust Company                                                $   32,920,580.70
PNC Bank, National Association                                            $   32,920,580.70
Unicredito Italiano S.p.A.                                                $   32,920,580.70
Westpac Banking Corporation                                               $   32,920,580.70
Banca Popolare di Milano, New York Branch                                 $   19,752,348.42
Arab Bank Plc, Grand Cayman Branch                                        $   16,460,290.35
Banco Bilbao Vizcaya Argentaria S.A.                                      $   16,460,290.35
The Bank of N.T. Butterfield & Son Limited                                $   16,460,290.35

TOTAL COMMITMENTS                                                         $3,855,000,000.00
-----------------                                                         -----------------

                                PRICING SCHEDULE

         The "EURO-CURRENCY MARGIN" and "FACILITY FEE RATE" for any day are the respective percentages set forth below in the applicable row and column based upon the Utilization and Status that exist on such day (PROVIDED that the Euro-Currency Margin for each Euro-Dollar Loan included in any Borrowing made pursuant to Section 2.01(b) shall be equal to the respective percentage so determined plus (x) 1.00% per annum for any day on which Level I Status, Level II Status, Level III Status or Level IV Status exists or (y) 2.00% per annum for any day on which Level V Status or Level VI Status exists):


STATUS                              Level I        Level II       Level III       Level IV        Level V        Level VI
-------------------------------  -------------- --------------  -------------- -------------- --------------- --------------
Euro-Currency Margin:
Utilization LESS THAN OR
  EQUAL TO 33%                       .315%          .430%           .525%          .625%           .700%           .800%
Utilization GREATER THAN 33%         .440%          .555%           .650%          .750%           .950%          1.175%
-------------------------------  -------------- --------------  -------------- -------------- --------------- --------------
FACILITY FEE RATE:                   .060%          .070%           .100%          .125%           .175%           .200%
-------------------------------  -------------- --------------  -------------- -------------- --------------- --------------

         For purposes of this Schedule, the following terms have the following meanings, subject to the concluding paragraph of this Schedule:

         "LEVEL I STATUS" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated A or higher by S&P OR A2 or higher by Moody's.

         "LEVEL II STATUS" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated A- or higher by S&P OR A3 or higher by Moody's and (ii) Level I Status does not exist.

         "LEVEL III STATUS" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated BBB+ or higher by S&P OR Baa1 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

         "LEVEL IV STATUS" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated BBB or higher by S&P OR Baa2 or higher by Moody's and (ii) none of Level I Status, Level II Status and Level III Status exists.

         "LEVEL V STATUS" exists at any date, if at such date, (i) the Borrower's senior unsecured long-term debt is rated BBB- or higher by S&P Or Baa3 or higher by Moody's and (ii) none of Level I Status, Level II Status, Level III Status or Level IV Status exists.

         "LEVEL VI STATUS" exists at any date if, at such date, no other Status exists.

         "STATUS" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists at any date.

         "UTILIZATION" means, at any date, the percentage equivalent of a fraction (i) the numerator of which is the aggregate outstanding principal amount of the Loans at such date and (ii) the denominator of which is the aggregate amount of the Commitments at such date. If for any reason any Loans remain outstanding following termination of the Commitments, Utilization shall be deemed to be in excess of 33%.

         The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. If the Borrower is split-rated and the ratings differential is one notch, the higher of the two ratings will apply (E.G., A/A3 results in Level I Status). If the Borrower is split-rated and the ratings differential is more than one notch, the average of the two ratings (or the higher of two intermediate ratings) shall be used (E.G., A/Baa1 results in Level II Status, as does A/Baa2).

                                                                       EXHIBIT A


                                 PROMISSORY NOTE
                                                              New York, New York
                                                              ___________ , 2001

         For value received, TYCO INTERNATIONAL GROUP S.A., a Luxembourg company (the "Borrower"), promises to pay to the order of (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made (i) if in Dollars, in lawful money of the United States in Federal or other immediately available funds at the office of The Chase Manhattan Bank, at 270 Park Avenue, New York, New York or (ii) if in an Alternative Currency, in such funds as may then be customary for the settlement of international transactions in such Alternative Currency at the place specified for payment thereof pursuant to the Credit Agreement.

         All Loans made by the Bank, the respective Classes, Types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This promissory note is one of the Promissory Notes referred to in the 364- Day Credit Agreement dated as of February 7, 2001 among the Borrower, Tyco International Ltd., the banks listed on the signature pages thereof and The Chase Manhattan Bank, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

         Except as permitted by Section 9.06 of the Credit Agreement, this Promissory Note may not be assigned by the Bank to any other Person.

         This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York.


                                    TYCO INTERNATIONAL GROUP S.A.


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                         LOANS AND PAYMENTS OF PRINCIPAL


----------------------------------------------------------------------------
           Amount    Class     Amount of     Unpaid
            of      and Type   Principal     Principal    Maturity  Notation
Date       Loan     of Loan     Repaid       Amount         Date     Made By
----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

---------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

                                                                       EXHIBIT B


                       FORM OF MONEY MARKET QUOTE REQUEST

                                                                          [Date]

To:      The Chase Manhattan Bank (the "Agent")

From:    Tyco International Group S.A.

            Re: 364-Day Credit Agreement (the "Credit Agreement") dated as of February 7, 2001 among the Borrower, Tyco International Ltd., the Banks listed on the signature pages thereof and the Agent

         We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

         Date of Borrowing: __________________

         Principal Amount*                  Interest Period**
         ----------------                   ---------------

         $

         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Terms used herein have the meanings assigned to them in the Credit Agreement.
                                    TYCO INTERNATIONAL GROUP S.A.

                                    By
                                      ------------------------------------------
                                        Title:


----------
    *Amount must be $10,000,000 or a larger multiple of $1,000,000.

   **Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                    By
                                      ------------------------------------------
                                        Title:

                                                                       EXHIBIT C


                   FORM OF INVITATION FOR MONEY MARKET QUOTES

To:      [Name of Bank]

                  Re: Invitation for Money Market Quotes to Tyco International Group S.A. (the "Borrower")


         Pursuant to Section 2.03 of the 364-Day Credit Agreement dated as of February 7, 2001 among the Borrower, Tyco International Ltd., the Banks parties thereto and the undersigned, as Agent (the "Credit Agreement"), we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

         Date of Borrowing: __________________

         Principal Amount            Interest Period
         ----------------            ---------------


         $

         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

         Terms used herein have the meanings assigned to them in the Credit Agreement.

                                            THE CHASE MANHATTAN BANK

                                            By
                                              ----------------------------------
                                                Authorized Officer

                                                                       EXHIBIT D


                           FORM OF MONEY MARKET QUOTE

To:      The Chase Manhattan Bank, as Agent

Re:      Money Market Quote to Tyco International Group S.A. (the "Borrower")

         In response to your invitation on behalf of the Borrower dated _____________, 20__, we hereby make the following Money Market Quote on the following terms:

         1.       Quoting Bank: ________________________________

         2.       Person to contact at Quoting Bank:


                  -----------------------------

         3.       Date of Borrowing: ____________________*

         4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

         Principal Interest Money Market

         Amount**          Period***    [Margin****]      [Absolute Rate*****]
         --------          ---------    ------------      --------------------

         $

         $

         [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**

         ----------

         * As specified in the related Invitation.

         ** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

         (notes continued on following page)

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the 364-Day Credit Agreement dated as of February 7, 2001 (the "Credit Agreement") among the Borrower, Tyco International Ltd., the Banks listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part, in accordance with Section 2.03(f) of the Credit Agreement.

         Terms used herein have the meanings assigned to them in the Credit Agreement.

                                            Very truly yours,


                                            [NAME OF BANK]

Dated:_______________                       By:__________________________
                                               Authorized Officer

























----------
*** Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                                       EXHIBIT E


                   Form of Opinion of Chief Corporate Counsel
                                of the Guarantor


                                                     February __, 2001


To the Banks and the Agent Named on the Attached Distribution List c/o The Chase Manhattan Bank, as Agent
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

         I am the Executive Vice President and Chief Corporate Counsel of Tyco International Ltd., a Bermuda company (the "GUARANTOR"), which owns all of the outstanding capital stock of Tyco International Group S.A., a Luxembourg company (the "BORROWER"). I am rendering this opinion in connection with that certain 364-Day Credit Agreement (the "CREDIT AGREEMENT"), dated as of February 7, 2001, among the Borrower, the Guarantor, the banks listed on the signature pages thereof (the "BANKS") and The Chase Manhattan Bank, as Agent. This opinion is being delivered to you pursuant to Section 3.01(b) of the Credit Agreement. Each term defined in the Credit Agreement and used herein, but not otherwise defined herein, has the meaning ascribed thereto in the Credit Agreement.

         In connection with the opinion set forth herein, I have caused attorneys employed under my supervision to review the Credit Agreement and the Promissory Notes of the Borrower (collectively, the "FINANCING DOCUMENTS"), and have caused attorneys employed under my supervision to examine originals or copies, certified or otherwise identified to my satisfaction, of such documents, records, certificates and instruments as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

         In connection with such examination, I have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted for review as originals, the conformity to the originals of all copies submitted for review as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to various questions of fact material to this opinion, I have relied, without independent investigation or verification, upon statements, representations and certificates of officers and other representatives of the

Borrower, the Guarantor and certificates of public officials. In addition, I have assumed that (i) the Credit Agreement has been validly authorized, executed and delivered by all parties thereto (other than the Borrower and the Guarantor), (ii) each party to the Credit Agreement (other than the Borrower and the Guarantor) has been duly organized and is a corporation or other entity validly existing and in good standing (to the extent applicable) under the laws of its respective jurisdiction of organization, with the full corporate or other organizational power to execute and deliver the Credit Agreement and to perform its respective obligations thereunder, (iii) the Credit Agreement constitutes the legal, valid and binding obligations of the respective parties thereto (other than the Borrower and the Guarantor) enforceable against such parties in accordance with its terms, (iv) the execution and delivery of the Credit Agreement by each party thereto (other than the Borrower and the Guarantor) and the performance by such parties of their respective obligations thereunder do not violate such parties' respective articles or certificate of incorporation or by-laws, or other organizational documents, and (v) the execution, delivery and performance by each party to the Credit Agreement (other than the Borrower and the Guarantor) and the performance by such parties of their respective obligations thereunder do not violate any agreement, judgment, injunction, decree, order of any governmental authority, other instrument, law or regulation applicable to such party.

         Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, it is my opinion that:

         1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Promissory Notes (a) require no action by or in respect of, or filing with, any governmental body, agency or official, in each case, on the part of the Borrower; and (b) do not contravene, or constitute a default by the Borrower under, any provision of (i) applicable law or regulation, or (ii) any agreement or instrument evidencing or governing debt of the Borrower, or any other agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower.

         2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Promissory Note constitutes a valid and binding obligation of the Borrower.

         3. The performance by the Guarantor of its obligations under the Credit Agreement (a) requires no action by or in respect of, or filing with, any governmental body, agency or official, in each case, on the part of the Guarantor; and (b) does not contravene, or constitute a default by the Guarantor under, any provision of (i) applicable law or regulation or (ii) any agreement or instrument evidencing or governing debt of the Guarantor, or any other agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor.

         4. The Credit Agreement constitutes a valid and binding obligation of the Guarantor.

         5. There is no action, suit or proceeding pending against, or, to the best of my knowledge, threatened against or affecting, the Guarantor or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could, based upon the facts and circumstances in existence on the date hereof, reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of the Financing Documents.

         6. Each of the Guarantor's Consolidated Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, except where the failure to be so incorporated, existing or in good standing could not, based upon the facts and circumstances existing on the date hereof, reasonably be expected to have a Material Adverse Effect, and has all corporate powers and all Consents required to carry on its business as now conducted other than those powers and Consents, the failure of which to be possessed or obtained could not, based upon the facts and circumstances in existence on the date hereof, reasonably be expected to have a Material Adverse Effect.

         The opinion set forth herein is subject to the following qualifications and limitations:

         (a) The enforceability of the Credit Agreement and the Promissory Notes may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer or other similar laws and court decisions, now or hereafter in effect, relating to or affecting the rights of creditors generally.

         (b) The enforceability of the Credit Agreement and the Promissory Notes is or will be subject to the application of and may be limited by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate maturity of a debt under certain circumstances including, without limitation, upon the occurrence of a default deemed immaterial, or might decline to order the Borrower, the Guarantor or any of the other parties to the Financing Documents to perform covenants. Such principles as applied by a court might include a requirement that a creditor act with reasonableness and in good faith. Thus, I express no opinion as to the validity or enforceability of (i) provisions restricting access to legal or equitable remedies, such as the specific performance of executory covenants, (ii) provisions that purport to establish evidentiary standards, (iii) provisions relating to waivers, severability, set-off, or delay or omission of enforcement of rights or remedies, and (iv) provisions purporting to convey rights to persons other than parties to the Financing Documents.

         (c) The remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         I call your attention to the fact that I am admitted to practice law only in the State of New York and, in rendering the foregoing opinion, I do not express any opinion as to any laws other than the laws of the State of New York and the Federal laws of the United States of America. Insofar as the foregoing opinion involves matters governed by the law of Luxembourg or Bermuda, I have relied, without independent investigation or verification, upon the respective opinions of Beghin & Feider in association with Allen & Overy, special Luxembourg counsel for the Borrower, and of Appleby Spurling & Kempe, special Bermuda counsel for the Guarantor.

         The opinion expressed herein is based upon the laws in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should any such law be changed by legislative action, judicial decision, or otherwise.

         This opinion is being delivered to you solely for your benefit in connection with the Financing Documents, and neither this opinion nor any part hereof may be delivered to, or used, referred to or relied upon, by any other person or for any other purpose without my express prior written consent, except that any person who is a permitted successor or assign of a Bank in accordance with the provisions of the Credit Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof.

                                               Very truly yours,

                                                                       EXHIBIT F


                       Form of Opinion of Special Counsel
                                for the Borrower


To the Banks listed on the signature pages
     of the Credit Agreement (defined below)
and The Chase Manhattan Bank, as Agent
270 Park Avenue
New York, New York 10017

                                                               Luxembourg
                                                               February __, 2001


                          TYCO INTERNATIONAL GROUP S.A.
             (INCORPORATED WITH LIMITED LIABILITY UNDER THE LAWS OF
                         THE GRAND-DUCHY OF LUXEMBOURG)


Dear Sirs:

         We have acted as the legal advisers in the Grand-Duchy of Luxembourg ("LUXEMBOURG") to Tyco International Group S.A., a Luxembourg company (the "COMPANY"), in connection with the 364-Day Credit Agreement dated as of February 7, 2001 (the "CREDIT AGREEMENT") among the Company, Tyco International Ltd., a Bermuda company (the "GUARANTOR"), the Banks listed on the signature pages thereof and The Chase Manhattan Bank, as Agent (the "AGENT"). This opinion is being delivered to you pursuant to Section 3.01(b) of the Credit Agreement.

         We give this opinion on the basis of and subject to the assumptions and qualifications set out below.

         1. BASIS OF OPINION

               (a) This opinion is confined to Luxembourg law currently in force and applied. This opinion is to be construed in accordance with the laws of Luxembourg.

               (b) For the purpose of giving this opinion, we have examined copies of the following documents:

                       (i) the Credit Agreement;

                      (ii) the Promissory Notes executed by the Company on
                  February __, 2001;

                    [(iii) a copy of the articles of association of the Company in their version of 30th March 1998, filed with the Luxembourg Company Register on 22 April 1998 and published in the Official Gazette (MEMORIAL) C-N(degree) 474 of 29th June 1998, an amendment to the articles of association of the Company by way of a notarial deed dated 6 July 1998 and published in the Official Gazette (MEMORIAL) C-N(degree) 733 of 10th October 1998, an amendment to the articles of association of the Company by way of a notarial deed dated 22nd October 1998, not yet published, and an amendment to the articles of association of the Company by way of a notarial deed dated December 4, 1998, not yet published;][counsel to update]

                     (iv) a copy of minutes of a meeting of the board of
                  directors of the Company held on ____________ approving the execution of the Credit Agreement and the Promissory Notes; and

                      (v) such other documents, records, certificates and
                  instruments as we have thought necessary or desirable, including information gathered at the Luxembourg Company Register and at the District Court of Luxembourg.

         As used herein, the term "FINANCING DOCUMENTS" means the "Financing Documents" as defined in the Credit Agreement. Terms defined in the Credit Agreement and used herein, but not otherwise defined herein, have the meanings ascribed thereto in the Credit Agreement.

         2. ASSUMPTIONS

         With your consent, we have assumed and we have not verified independently:

               (a) that any copies we have examined are complete and accurate copies of the originals;

               (b) the genuineness and authority of all the signatures, stamps and seals on all original or copy documents which we have examined;

               (c) that all documents have been duly authorized, executed and delivered by, and are within the capacity and power of, all the parties thereto, other than the Company;

               (d) that the documents which are not governed by Luxembourg law are legal, valid, binding and enforceable in accordance with their terms under their chosen governing law being the laws of the State of New York; and

               (e) that none of the opinions below would be affected by the laws (including the public policy) of any jurisdiction outside Luxembourg.

         On the above basis and subject to the assumptions and qualifications set out above and below, and further subject to any matters, documents, or events not disclosed to us and to undisclosed matters of fact which would affect the conclusions set out below, we are of the opinion that:

         3. OPINION

               (a) The Company is a limited liability corporation duly organized and validly existing under the laws of Luxembourg pursuant to the articles of association provided in a notarial deed of March 30, 1998, as amended, and was formerly incorporated under the laws of Gibraltar under the name of Velum Limited.

               (b) The Company has all company powers and all material governmental licenses, consents and approvals required to carry on its business as now conducted (other than such powers or consents the failure of which to be obtained could not reasonably be expected to have a Material Adverse Effect).

               (c) The execution, delivery and performance by the Company of the Credit Agreement and the Promissory Notes (i) are within the Company's powers, (ii) have been duly authorized by all necessary company action,
         (iii) require no action by or filing with any governmental body, agency or official, (iv) do not contravene or constitute a default under (A) applicable law or regulation, (B) the Company's articles of association or (C) any agreement or instrument governing debt of the Company or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Company.

               (d) The Credit Agreement constitutes a valid and binding agreement of the Company, and each Promissory Note constitutes a valid and binding obligation of the Company.

               (e) There is no action, suit or proceeding pending or threatened against or affecting the Company or any of its Subsidiaries in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of the Financing Documents.

               (f) There is no tax, impost, deduction or withholding imposed by Luxembourg or any political subdivision thereof on or by virtue of the execution, delivery or enforcement of the Financing Documents or any other agreement or instrument relating thereto.

               (g) Each of the Financing Documents to which the Company is a party is in proper legal form under the laws of Luxembourg for the enforcement thereof against the Company under the laws of Luxembourg.

               (h) To ensure the legality, validity, enforceability or admissibility in evidence of the Financing Documents in Luxembourg, it is not necessary that the Financing Documents or any other document be filed or recorded with any court or other authority in Luxembourg.

               (i) The choice of the laws of the State of New York to govern the Credit Agreement and the Promissory Notes is a valid and binding choice of law and will be recognized and applied by the courts of Luxembourg.

               (j) Any judgment obtained in any federal or New York State court sitting in New York City, arising out of or in relation to the obligations of the Company under the Financing Documents would be enforceable in Luxembourg against the Company.

         4. QUALIFICATIONS

         The foregoing opinion is subject to the following qualifications.

               (a) INSOLVENCY. This opinion is subject to all insolvency and other similar laws affecting the rights of creditors VIS-A-VIS the Company, including INTER ALIA suspension of payments, bankruptcy, reorganization or moratorium.

               (b) CORPORATE BENEFIT. The Company may only validly enter the Financing Documents to which it is a party if and to the extent that such entry does not threaten its existence or the rights of its creditors and that the Company can reasonably hope to draw directly or indirectly a corporate benefit, at least in the long term, from the Financing Documents. We have no indication and no reason to believe that entering the Financing Documents would be other than for the corporate benefit of the Company.

               (c) CHOICE OF LAW. The Luxembourg courts (assuming that litigation were brought to the Luxembourg courts and that Luxembourg courts had jurisdiction) would not apply a chosen foreign law if:

                       (i) it were not pleaded and proven; or

                      (ii) if pleaded and proven, such foreign law would be
                  contrary to the mandatory rules of Luxembourg law or manifestly incompatible with Luxembourg public policy.

               (d) ENFORCEMENT OF JUDGMENTS. The Luxembourg courts would enforce a final and conclusive judgment against the Company rendered by any federal or New York State court sitting in New York City in any suit, action or proceedings arising out of or in relation to the obligations of the Company under the Financing Documents provided, however, that such judgment would comply with the conditions imposed by article 678 of the Luxembourg NOUVEAU CODE DE PROCEDURE CIVILE (i.e., the EXEQUATUR procedure) as currently interpreted by the Luxembourg courts and doctrine; namely, the foreign judgment

                       (i) is final and enforceable in the jurisdiction where it
                  has been rendered and complies with the conditions posed by any treaty,

                      (ii) has been rendered in accordance with the legal
                  formalities applicable in such jurisdiction,

                     (iii) emanates from a court having both international
                  (according to Luxembourg's conflict of laws rules) and national (according to the law of the foreign jurisdiction) competence,

                      (iv) applies the substantive law of the country whose law
                  would be applied according to Luxembourg's conflict of laws rules; and

                       (v) is not contrary to Luxembourg public policy or
                  mandatory rules of Luxembourg law.

               (e) JUDGMENT CURRENCY. Any obligation to pay an amount in a currency other than Luxembourg Francs will be enforceable in Luxembourg only in terms of Luxembourg Francs, though monetary judgments may be expressed in a foreign currency and/or its Luxembourg Francs equivalent at the time of payment, and any loss incurred as a result of a currency exchange fluctuation can be recovered under Luxembourg law.

               (f) LUXEMBOURG LEGAL CONCEPTS. This opinion shall be construed in accordance with Luxembourg law and Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation arising thereunder will be governed by Luxembourg law and be brought before a Luxembourg court.

               (g) REGISTRATION. If the Financing Documents are or must be produced in any court proceedings in Luxembourg or before any official authority in Luxembourg, registration thereof may be ordered in which case an AD VALOREM tax at the rate of 0.24 percent of the amount mentioned in the registered document or a fixed duty of LUF 500 for each of the Financing Documents would then be payable upon registration.

               (h) BINDING DOCUMENTS. The opinion expressed under (c)(iv)(C) is solely based upon a review of documents which have been filed by the Company with the Luxembourg Company Register and the certificate of the Managing Directors of the Company attached to this opinion as Appendix A.

               (i) LITIGATION. The opinion expressed under (e) above is solely based on oral information received from the registrar of the district court of Luxembourg.

               (j) SET-OFF. No opinion can be expressed as to whether the provisions in the Credit Agreement on set-off (so far as the Company is concerned) would be effective and enforceable against a Luxembourg insolvency official.

               (k) PENALTY CLAUSE. It is possible that a Luxembourg court (if having jurisdiction) would consider Section 2.15 of the Credit Agreement whereby the Borrower may be obliged to pay additional interest on the related Euro-Currency loan at a rate PER ANNUM determined by the relevant Bank as a penalty clause (CLAUSE PENALE).

                  Penalty clauses as governed by article 1152 and articles 1226 ET SEQ. of the Luxembourg civil code are allowed to the extent that they provide for a reasonable level of damages. The judge has however the right to reduce (or increase) the amount thereof if it is unreasonably high (or low).

               (l) LANGUAGE DIFFERENCES. It is noted that there are always irreconcilable differences between languages making it impossible to guarantee a totally accurate translation or interpretation. In particular, there are always some legal concepts which exist in one jurisdiction and not in another, and in those cases it is bound to be difficult to provide a completely satisfactory translation or interpretation because the vocabulary is missing from the language. We accept no responsibility for omissions or inaccuracies to the extent they are attributable to such factors.

         This opinion is as of this date and we undertake no obligation to update this opinion or advise of changes hereafter occurring.

         We express no opinion as to any matters other than those expressly set forth herein, and no opinion is, or may be, implied or inferred herefrom.

         This opinion is given for your benefit as well as that of your assignees, successors and legal advisers. It may also be relied upon by Mark A Belnick, Executive Vice President and Chief Corporate Counsel to the Guarantor, for the purposes of issuing the opinion required pursuant to Section 3.01(b)(i) of the Credit Agreement. It may not be relied upon by any other person. It may not be disclosed to third parties, quoted, referred to or otherwise used (save as required by law) without our prior written consent.

                                            Yours faithfully,

                                                                       EXHIBIT G


                       Form of Opinion of Special Counsel
                                for the Guarantor


To the Banks and the Agent
   Named on Schedule 1 to this Opinion
c/o The Chase Manhattan Bank (as Agent)
270 Park Avenue
New York, NY 10017 U.S.A.

Dear Sirs,

         Re: TYCO INTERNATIONAL LTD. (THE "COMPANY")

         We have been instructed by the Company, a Bermuda corporation, which owns all of the issued shares of Tyco International Group S.A., a Luxembourg company (the "BORROWER"), to address this opinion to you in connection with the Credit Agreement dated as of February 7, 2001 among the Borrower, the Company, the Banks listed on the signature pages thereof and the Agent (the "CREDIT AGREEMENT"), entered into by the Company in connection with all principal of and interest on amounts loaned to the Borrower under the Financing Documents.

         Unless otherwise defined therein, terms defined in the Credit Agreement have the same meanings when used in this opinion.

         For the purposes of this opinion, we have been supplied with and have reviewed, and relied upon the following documents:

               (A) a copy of the executed Credit Agreement;

               (B) a copy of the executed Promissory Notes;

         The Documents referred to in (A) and (B) inclusive are together referred to as the "FINANCING DOCUMENTS".

               (C) certified copies of the Certificate of Incorporation, the Certificate evidencing the change of name of the Company from ADT Limited to TYCO International Ltd. and the Memorandum of Association and the By-laws of the Company;

               (D) a certified copy of an extract of the minutes of a meeting of the Board of Directors of the Company held on ____________ (the "RESOLUTIONS"); and

               (E) a certified copy of the Share Certificate evidencing ownership by the Company of the Borrower.

         We also examined and relied upon:

         (A) A Certificate of Compliance issued by the Registrar of Companies in Bermuda in respect of the Company on February __, 2001; and

         (B) Our searches of the documents of public record in relation to the Company maintained by the Registrar of Companies in Bermuda made on February __, 2001 and of the Causes Book maintained by the Registrar of the Supreme Court of Bermuda made on the same date (the "SEARCHES").

         In giving this opinion, we have assumed:

                      (1) the capacity, power and authority of each of the
                  parties other than the Company to execute, deliver and perform its obligations under and the due execution and delivery by all parties other than the Company of the Financing Documents;

                      (2) that each party, other than the Company, has duly
                  authorised, executed, delivered and taken such other action as may be required by such party to enter into and perform the Financing Documents in the form of the execution copies we have reviewed for the purpose of this opinion without alteration which is material to this opinion and that all such actions were duly authorised when taken;

                      (3) that no authorization or approval by, or filing with,
                  any governmental or regulatory authority, other than such authorizations, approvals and filings as each party other than the Company has obtained or made, is necessary for such party to duly execute and deliver, or to duly perform all of its obligations under the Financing Documents, or for the validity and enforceability of the Financing Documents;

                      (4) that each of the Financing Documents constitutes the
                  legal, valid and binding obligation of each party to it, other than the

                  Company, and is enforceable against each such party in accordance with its terms;

                      (5) that the Financing Documents are legal, valid and
                  binding under the laws of the State of New York by which they are expressed to be governed;

                      (6) that the records which were the subject of the
                  Searches on February __, 2001 were complete and accurate at the time of such searches and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;

                      (7) that there is no provision of the law of any
                  jurisdiction, other than Bermuda, which would have any implication in relation to the opinions herein expressed;

                      (8) the genuineness of all signatures on the documents
                  which we have examined;

                      (9) the conformity to original documents of all documents
                  produced to us as copies and the authenticity of all original documents which, or copies of which, have been submitted to us;

                      (10) the accuracy and completeness of all factual
                  representations made in the Financing Documents, the Resolutions, and any certificates or other documents which we have examined and upon which we have relied;

                      (11) that the Resolutions are in full force and effect and have not been rescinded or altered in any way material to this opinion; and

                      (12) that the Company is entering into its obligations
                  under the Credit Agreement in good faith and for the purpose of carrying on its commercial business in the ordinary course thereof and that there are reasonable grounds for believing that the transactions contemplated by the Financing Documents will benefit the Company.

         Based upon and subject to the foregoing, and subject to the reservations set out below, to matters not disclosed to us and matters of fact which would affect the conclusion set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

         (i). The Company is a company duly incorporated, duly organised and validly existing under the laws of Bermuda. The Memorandum of Association of the Company has been duly filed in the office of the Registrar of Companies of Bermuda and no other filing, recording, publishing or other act is necessary or appropriate in Bermuda in connection with the transaction as described in the Credit Agreement except those which have been duly made or performed.

         (ii). The Company has the corporate power and authority to enter into and perform the Credit Agreement and has taken all corporate action required on its part to authorise the execution, delivery and performance of the Credit Agreement.

         (iii). The execution, delivery and performance of the Credit Agreement by the Company (i) does not and will not violate the Certificate of Incorporation, Memorandum of Association or Bye-laws of the Company; (ii) conflict with The Companies Act 1981 or any other law or governmental rule or regulation published by the Bermuda Government which is applicable to the Company; and (iii) as far as can be ascertained from the Searches (which are not conclusive) does not and will not violate or conflict with any judgment, order, decree, injunction or award of any authority, agency or court in Bermuda to which the Company is subject.

         (iv). The obligations of the Company as set out in the Credit Agreement constitute, legal, valid and binding obligations of the Company.

         (v). The Company having been designated as non-resident for the purposes of the Exchange Control Act 1972, it is not necessary for the consent of any authority or agency in Bermuda to be obtained to enable the Company to enter into and perform its obligations set out in the Credit Agreement.

         (vi). The obligations of the Company under the Credit Agreement will rank at least PARI PASSU in priority of payment with all other unsecured unsubordinated indebtedness of the Company other than indebtedness which is preferred by virtue of any provision of Bermuda law of general application.

         (vii). As far as can be ascertained from the Searches (which are not conclusive), no litigation, arbitration or administrative proceedings of or before any court, arbitrator or governmental instrumentality of or in Bermuda is, to the best of our knowledge, pending with respect to the Company in connection with the Credit Agreement or the transactions contemplated thereby.

         (viii). The Company will be permitted to make all payments under the Credit Agreement free of any deduction or withholding therefrom in Bermuda and such payments will not be subject to any tax imposed by the Government of Bermuda or any taxing authority thereof or therein.

         (ix). The entry into, performance and enforcement of the Credit Agreement will not give rise to any registration fee or to any stamp, excise or other similar tax imposed by the Government of Bermuda or any taxing authority thereof or therein.

         (x). Subject to paragraph (xii) and reservation (f) below, it is not necessary or advisable under the laws of Bermuda in order to ensure the validity, effectiveness or enforceability or admissibility in evidence of the Credit Agreement that the Credit Agreement be filed, registered or recorded with any Court, public office or other Bermuda regulatory authority.

         (xi). The choice of the laws of the State of New York to govern the Credit Agreement is a proper, valid and binding choice of law and will be recognised and applied by the courts of Bermuda provided that the point is specifically pleaded and that such choice of law is a valid and binding choice of law under the laws of the State of New York.

         (xii). A final and conclusive judgment obtained in the Courts of the State of New York or Federal Courts of the United States of America against the Company based upon the Credit Agreement under which a sum of money is payable (other than a sum of money payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or in respect of Multiple Damages as defined in the Protection of Trading Interest Act, 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda, without re-examination of the merits, under the Common Law Doctrine of Obligation. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign judgment are known but, on general principles, we would expect such an application to be successful provided that:

                      (A) the Court which gave the judgment was competent to
                  hear the action in accordance with private international law principles as applied in Bermuda;

                      (B) the judgment has not been obtained by fraud;

                      (C) the judgment is not and its enforcement would not be
                  contrary to public policy of Bermuda;

                      (D) the judgment has not been obtained in proceedings
                  contrary to natural justice; and

                      (E) the correct procedures under the laws of Bermuda are
                  duly complied with.

         Neither the Company nor any of its property or assets (or any portion thereof) enjoys, under the laws of Bermuda, immunity from suit, execution, attachment or other legal process in any proceedings in Bermuda in connection with the Credit Agreement.

         Our reservations are as follows:

         (a) We are admitted to practise law in the Islands of Bermuda and we express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.

         (b) Where an obligation is to be performed in a jurisdiction other than Bermuda, the Courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal or contrary to public policy under the laws of such other jurisdiction.

         (c) We express no opinion as to the availability of equitable remedies, such as specific performance or injunctive relief, or as to matters which are within the discretion of the Courts of Bermuda such as the award of costs or questions relating to forum non-conveniens. Further, we express no opinion as to the validity or binding effect of any waiver of or obligation to waive any provision of law (whether substantive or procedural) or any right or remedy arising through circumstances not known at the time of entering into the Financing Documents.

          (d) We express no opinion as to the validity or the binding effect of any obligations of the Borrower in the Financing Documents which provide for the payment by the Borrower of a higher rate of interest on overdue amounts than on amounts which are current. A Bermuda Court, even if it were applying the laws of the State of New York might not give effect to such provision as being contrary to public policy if it could be established that the amount expressed as being payable was such that the provision was in the nature of a penalty; that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained. The Court will determine and award what it considers to be reasonable damages. Section 9 of The Interest and Credit Charges (Regulations) Act 1975 provides that the Bermuda Courts have discretion as to the amount of interest if any payable on the amount of a judgment after the date of judgment. If the Court does not exercise that discretion, then interest will accrue at the statutory rate which is currently 7% per annum.

         (e) The obligations of the Company under the Credit Agreement will be subject to any laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights and may also be the subject of the statutory limitation of the time within which such proceedings may be brought.

         (f) To the extent that the Financing Documents or the transactions contemplated thereunder, create or give rise to the creation of any charge over any assets of the Company, such charge will be registerable under Part V of The Companies Act 1981 of Bermuda. The fee payable for registration of a charge is $425.00. Registration is not compulsory and there is no time limit within which it must be effected. Any charge which is registerable, and which is registered, under Section 55 of The Companies Act will have priority based on the date that it is registered and not on the date of its creation (to the extent that priority of competing charges are to be determined by reference to Bermuda law) and will have such priority over any unregistered charge. Accordingly, it is advisable to register any such charge.

         (g) Any provision in the Financing Documents that certain calculations and/or certificates will be conclusive and binding will not be effective if such calculations are fraudulent or erroneous on their face and will not necessarily prevent enquiry into the merits of any claim by an aggrieved party.

         (h) Where a party is vested with a discretion or may determine a matter in its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

         (i) Searches in the register of companies at the office of the Registrar of Companies and in the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the register of companies and the Supreme Court Causes Book do not reveal:

             (i) whether an application to the Supreme Court for the appointment of a receiver or manager has been presented;

             (ii) details of matters which have been lodged for registration but have not actually been registered or to the extent they have been registered have not been disclosed or appear in the public records at the date the search is concluded;

             (iii) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded; or

             (iv) whether a receiver or manager has been appointed privately out of the Supreme Court pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the register of charges in accordance with the provisions of the Act.

         (j) A Bermuda Court may refuse to give effect to any provisions of the Financing Documents in respect of costs of unsuccessful litigation brought before the Court or where that Court has itself made an order for costs.

         This opinion is issued on the basis that it will be governed by and construed in accordance with the provisions of Bermuda law and it is limited to and is given on the basis of the current law and practice in Bermuda and will not give rise to action in any other jurisdiction. It is issued solely for your benefit for the purpose of the transactions described in the Credit Agreement and it is not to be relied upon by any other person (other than permitted assigns and transferees under the Credit Agreement), or for any other purpose, without our written prior consent. Mr. Mark A Belnick, Executive Vice President and Chief Corporate Counsel of the Company, may rely on our opinion as to matters of Bermuda law for the purpose of issuing his opinion of even date herewith.

                           Yours faithfully,

                                                                       EXHIBIT H


                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                  FOR THE AGENT


To the Banks and the Agent
     Referred to Below
c/o The Chase Manhattan Bank, as Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

         We have participated in the preparation of the 364-Day Credit Agreement dated as of February 7, 2001 among Tyco International Group S.A., a Luxembourg company (the "Borrower"), Tyco International Ltd., a Bermuda company (the "Guarantor"), the banks listed on the signature pages thereof (the "Banks") and The Chase Manhattan Bank, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to
Section 3.01(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of each of the Borrower and the Guarantor, and that each Promissory Note delivered on the date hereof constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, (i) we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect and (ii) insofar as the foregoing opinion involves matters governed by the laws of Luxembourg or Bermuda, we have relied, without independent investigation, upon the respective opinions of Beghin & Feider in association with Allen & Overy, special Luxembourg counsel for the Borrower, and of Appleby, Spurling & Kempe, special Bermuda counsel for the Guarantor, copies of which have been delivered to you.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent, except that any person who is a permitted successor or assign of a Bank in accordance with the provisions of the Credit Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof.

                                  Very truly yours,

                                                                       EXHIBIT I


                      ASSIGNMENT AND ASSUMPTION AGREEMENT

         AGREEMENT dated as of _________, ____ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), TYCO INTERNATIONAL GROUP S.A. (the "Borrower") and THE CHASE MANHATTAN BANK, as Agent (the "Agent").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the 364-Day Credit Agreement dated as of February 7, 2001 among the Borrower, the Guarantor, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

         WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate Dollar Amount at any time outstanding not to exceed $__________;

         WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate Dollar Amount of $__________ are outstanding at the date hereof; and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

         SECTION 2. ASSIGNMENT. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, [the Borrower and the Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor and without any representations or warranties of any kind, except that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor.

         SECTION 3. PAYMENTS. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that facility fees in respect of the Assigned Amount accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         [SECTION 4. CONSENT OF THE BORROWER AND THE AGENT. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

         SECTION 5. NON-RELIANCE ON ASSIGNOR. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of


--------
         *Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

         SECTION 6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                    [ASSIGNOR]


                                    By:
                                         ---------------------------------------
                                         Title:


                                    [ASSIGNEE]


                                    By:
                                         ---------------------------------------
                                         Title:


                                    TYCO INTERNATIONAL GROUP S.A.


                                    By:
                                         ---------------------------------------
                                         Title:


                                    THE CHASE MANHATTAN BANK


                                    By:
                                         ---------------------------------------
                                         Title:

                                                                       EXHIBIT J


                              SUBSIDIARY GUARANTEE

                            Dated as of ____________

         WHEREAS, Tyco International Group S.A., a Luxembourg company, has entered into a 364-Day Credit Agreement dated as of February 7, 2001 (as the same may be amended from time to time, the "Credit Agreement") among the Borrower, Tyco International Ltd., the banks listed on the signature pages thereof, and The Chase Manhattan Bank, as Agent, pursuant to which the Borrower is or may be entitled, subject to certain conditions, to borrow up to $3,855,000,000;

         WHEREAS, in conjunction with the transactions contemplated by the Credit Agreement and in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the undersigned (together with its successors, the "Guarantor") and in order to induce the Banks and the Agent to enter into the Credit Agreements and to make Loans thereunder, the Guarantor is willing to guarantee the obligations of the Borrower under the Credit Agreement and the Promissory Notes issued thereunder;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:



                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined. In addition the following terms, as used herein, have the following meanings:

         "Guaranteed Obligations" means (i) all obligations of the Borrower in respect of principal of and interest on the Loans and the Promissory Notes, (ii) all other amounts payable by the Borrower under the Credit Agreement or any Promissory Note and (iii) all renewals or extensions of the foregoing, in each case whether now outstanding or hereafter arising. The Guaranteed Obligations shall include, without limitation, any interest, costs, fees and expenses which accrue on or with respect to any of the foregoing and are payable by the Borrower pursuant to the Credit Agreement or any Promissory Note, whether before or after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more than one of the Obligors, and any such interest, costs, fees and expenses that would have accrued thereon or with respect thereto and would have been payable by the Borrower pursuant to the Credit Agreement or Promissory Note but for the commencement of such case, proceeding or other action.



                                    ARTICLE 2

                                    GUARANTEE

         SECTION 2.01. THE GUARANTEE. Subject to Section 2.03, the Guarantor hereby unconditionally and irrevocably guarantees to the Banks and the Agent and to each of them, the due and punctual payment of all Guaranteed Obligations as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, according to the terms thereof. This is a guarantee of payment and not merely of collection. In case of failure by the Borrower punctually to pay the indebtedness guaranteed hereby, the Guarantor, subject to
Section 2.03, hereby unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by the Borrower.

         SECTION 2.02. GUARANTEE UNCONDITIONAL. The obligations of the Guarantor under this Article 2 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Obligor under any Financing Document, by operation of law or otherwise;

         (b) any modification or amendment of or supplement to any Financing Document (other than as specified in an amendment or waiver of this Subsidiary Guarantee effected in accordance with Section 2.03);

         (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guaranty or other liability of any third party, for any obligation of any other Obligor under any Financing Document;

         (d) any change in the corporate existence, structure or ownership of any other Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligor or its assets or any resulting release or discharge of any obligation of any other Obligor contained in any Financing Document;

         (e) the existence of any claim, set-off or other rights which the Guarantor may have at any time against any other Obligor, the Agent, any Bank or any other Person, whether or not arising in connection with the Financing Documents; PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (f) any invalidity or unenforceability relating to or against any other Obligor for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Obligor of the principal of or interest on any Loan or any other amount payable by any other Obligor under any Financing Document; or

         (g) any other act or omission to act or delay of any kind by any other Obligor, the Agent, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantor under this
Article 2.

         SECTION 2.03. LIMIT OF LIABILITY. The Guarantor shall be liable under this Subsidiary Guarantee only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under
Section 548 of the United States Bankruptcy Code or any comparable provisions of any other applicable law.

         SECTION 2.04. DISCHARGE; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Subject to Section 4.06, the Guarantor's obligations under this Article 2 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Loans and all other amounts payable by the Borrower under the Financing Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any other amount payable by the Borrower under any Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any other Obligor or otherwise, the Guarantor's obligations under this
Article 2 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

         SECTION 2.05. WAIVER. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Obligor or any other Person.

         SECTION 2.06. SUBROGATION AND CONTRIBUTION. (a) The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of the payee against the Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any other Obligor in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other Obligor with respect to such payment.

         (b) Notwithstanding the provision of subsection (a) of this Section 2.06, the Guarantor shall have and be entitled to (i) all rights of subrogation or contribution otherwise provided by law in respect of any payment it may make or be obligated to make under this Subsidiary Guarantee and (ii) all claims (as defined under Chapter 11 of Title 11 of the United States Code, as amended, or any successor statute (the "Bankruptcy Code")) it would have against the Borrower or any other Guarantor (each an "Other Party") in the absence of subsection (a) of this Section 2.06 and to assert and enforce the same, in each case on and after, but at no time prior to, the date (the "Subrogation Trigger Date") which is one year and five days after the Termination Date if, but only if, (x) no Default or Event of Default of the type described in Section 6.01 of the Credit Agreement with respect to the relevant Other Party has existed at any time on and after the date of this Subsidiary Guarantee to and including the Subrogation Trigger Date and (y) the existence of such Guarantor's rights under this clause (b) would not make such Guarantor a creditor (as defined in the Bankruptcy Code) of such Other Party in any insolvency, bankruptcy, reorganization or similar proceeding commenced on or prior to the Subrogation Trigger Date.

         SECTION 2.07. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Borrower under the Financing Documents is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Financing Documents shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent made at the request of the Required Banks.



                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         The Guarantor represents and warrants to the Agent and the Banks that:

         SECTION 3.01. CORPORATE EXISTENCE AND POWER. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of __________.

         SECTION 3.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Guarantor of this Subsidiary Guarantee:

         (a) are within the Guarantor's corporate powers;

         (b) have been duly authorized by all necessary corporate action on the part of the Guarantor;

         (c) require no action by or in respect of, or filing with, any governmental body, agency or official, in each case, on the part of the Guarantor; and

         (d) do not contravene, or constitute a default by the Guarantor under, any provision of (i) applicable law or regulation, (ii) the certificate of incorporation or by-laws of the Guarantor, or (iii) any agreement or instrument evidencing or governing Debt of the Guarantor or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor.

         SECTION 3.03. BINDING EFFECT. This Subsidiary Guarantee constitutes a valid and binding obligation of the Guarantor.

         SECTION 3.04. NOT AN INVESTMENT COMPANY. The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.



                                    ARTICLE 4

                                  MISCELLANEOUS

         SECTION 4.01. NOTICES. All notices, requests and other communications to be made to or by the Guarantor hereunder shall be in writing (including, without limitation, bank wire, telex, facsimile transmission or similar writing) and shall be given: (a) if to the Guarantor, to it at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as the Guarantor may hereafter specify for the purpose by notice to the Agent and (b) if to any party to the Credit Agreement, to it at its address or telex or facsimile number for notices specified in or pursuant to the Credit Agreement. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section
4.01 and the appropriate answerback is received, (ii) if given by facsimile, when such facsimile is transmitted to the facsimile transmission number specified in this Section 4.01 and electronic, telephonic or other appropriate confirmation of receipt thereof is received by the sender, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section 4.01.

         SECTION 4.02. NO WAIVER. No failure or delay by the Agent or any Bank in exercising any right, power or privilege under this Subsidiary Guarantee or any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 4.03. AMENDMENTS AND WAIVERS. Any provision of this Subsidiary Guarantee may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by the Guarantor and the Agent with the prior written consent of the Required Banks under the Credit Agreement.

         SECTION 4.04. SUCCESSORS AND ASSIGNS. This Subsidiary Guarantee is for the benefit of the Banks and the Agent and their respective successors and assigns and in the event of an assignment of the Loans, the Promissory Notes or other amounts payable under the Financing Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. All the provisions of this Subsidiary Guarantee shall be binding upon the Guarantor and its successors and assigns.

         SECTION 4.05. TAXES. All payments by the Guarantor hereunder shall be made free and clear of Taxes in accordance with Section 8.04 of the Credit Agreement. If the Guarantor is organized under the laws of, or has its principal place of business in, a jurisdiction outside the United States, this Section
4.05 shall be modified in a manner satisfactory to the Agent and the Guarantor to indemnify for any foreign taxes which may be applicable.

         SECTION 4.06. EFFECTIVENESS; TERMINATION. (a) This Subsidiary Guarantee shall become effective when the Agent shall have received a counterpart hereof signed by the Guarantor.

         (b) The Guarantor may at any time elect to terminate this Subsidiary Guarantee and its obligations hereunder, PROVIDED that, after giving effect thereto, no Default shall have occurred and be continuing; and PROVIDED FURTHER that this Subsidiary Guarantee may not be so terminated in respect of any Guarantor which is at the time a guarantor of TycoLux Debt Securities under the Indenture. If the Guarantor so elects to terminate this Subsidiary Guarantee, it shall give the Agent notice to such effect, which notice shall be accompanied by a certificate of a Responsible Officer to the effect that, after giving effect to such termination, no Default shall have occurred and be continuing. The Agent may if it so elects conclusively rely on such certificate. Upon receipt of such notice and such certificate, unless the Agent determines that a Default shall have occurred and be continuing, the Agent shall promptly deliver to the Guarantor the counterpart of this Subsidiary Guarantee delivered to the Agent pursuant to Section 4.06(a), and upon such delivery this Subsidiary Guarantee shall terminate and the Guarantor shall have no further obligations hereunder.

         SECTION 4.07. GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (b) If the Guarantor is not organized under the laws of the United States of America or a State thereof:

                  (i) APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. The Guarantor hereby irrevocably designates and appoints CT Corporation System having an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 as its authorized agent, to accept and acknowledge on its behalf, service or any and all process which may be served in any suit, action or proceeding of the nature referred to in subsection (a) above in any federal or New York State court sitting in New York City. The Guarantor represents and warrants that such agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Agent. Such designation and appointment shall be irrevocable until all principal and interest and all other amounts payable hereunder shall have been paid in full in accordance with the provisions hereof. If such agent shall cease so to act, the Guarantor covenants and agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Agent and to deliver promptly to the Agent evidence in writing of such other agent's acceptance of such appointment.

                  (ii) SERVICE OF PROCESS. The Guarantor hereby consents to process being served in any suit, action, or proceeding of the nature referred to in subsection (a) above in any federal or New York State court sitting in New York City by service of process upon the agent of the Guarantor, as the case may be, for service of process in such jurisdiction appointed as provided in subsection (b)(i) above; PROVIDED that, to the extent lawful and possible, written notice of said service upon such agent shall be mailed by registered airmail, postage prepaid, return receipt requested, to the Guarantor at its address specified on the signature pages hereof or to any other address of which the Guarantor shall have given written notice to the Agent. The Guarantor irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service shall be deemed in every respect effective service of process upon the Guarantor in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to the Guarantor.

                  (iii) NO LIMITATION ON SERVICE OR SUIT. Nothing in this
         Section 4.07 shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or limit the right of the Agent or any Bank to bring proceeding against the Guarantor in the courts of any jurisdiction or jurisdictions.

         SECTION 4.08. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 4.09. JUDGMENT CURRENCY. If, under any applicable law and whether pursuant to a judgment being made or registered against the Guarantor or for any other reason, any payment under or in connection with this Subsidiary Guarantee, is made or satisfied in a currency (the "Other Currency") other than that in which the relevant payment is due (the "Required Currency") then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the "Payee") to purchase the Required Currency with the other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Subsidiary Guarantee, the Guarantor shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such short-fall. For the purpose of this Section, "rate of exchange" means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

         IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed by its authorized officer as of the date first above written.

                                    [GUARANTOR]


                                    By ____________________________
                                         Title:
                                         [Address]
                                         Facsimile Number:

                                                                       EXHIBIT K


            [Form of Opinion of Counsel for the Subsidiary Guarantor]


To the Banks and the Agent
     Named on the Attached Distribution List
c/o The Chase Manhattan Bank, as Agent
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

         I am the [Associate] General Counsel of Tyco International Group S.A., a Luxembourg company (the "Borrower"), and have acted as counsel for [name of Subsidiary Guarantor] (the "Guarantor"), and am rendering this opinion in connection with that certain Subsidiary Guarantee (the "Subsidiary Guarantee"), dated as of __________, entered into by the Guarantor, pursuant to that certain 364-Day Credit Agreement dated as February 7, 2001 (the "Credit Agreement"), among the Borrower, Tyco International Ltd., the banks listed on the signature pages thereof (the "Banks") and The Chase Manhattan Bank, as Agent. Each term defined in the Subsidiary Guarantee and used herein, but not otherwise defined herein, has the meaning ascribed thereto in the Subsidiary Guarantee. This opinion is being delivered to you pursuant to the Credit Agreement.

         In connection with the opinion set forth herein, I have reviewed the Credit Agreement, the Promissory Notes and the Subsidiary Guarantee and have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the [Certificate of Incorporation] and By-laws of the Guarantor, each as in effect on the date hereof and (ii) such other documents, records, certificates and instruments as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

         In my examination, I have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to me as originals, the conformity to the originals of all copies submitted to me as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to various questions of fact material to this opinion, I have relied, without independent investigation or verification, upon statements, representations and certificates of officers and other representatives of the Guarantor and certificates of public officials.

         Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, it is my opinion that:

         (1) The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of _________________.

         (2) The execution, delivery and performance by the Guarantor of the Subsidiary Guarantee (a) are within the Guarantor's corporate powers; (b) have been duly authorized by all necessary corporate action on the part of the Guarantor; (c) require no action by or in respect of, or filing on the part of the Guarantor with, any governmental body, agency or official, in each case, on the part of the Guarantor; and (d) do not contravene, or constitute a default by the Guarantor under, any provision of (i) applicable law or regulation, (ii) the certificate of incorporation or by-laws of the Guarantor or, (iii) any agreement or instrument evidencing or governing Debt of the Guarantor, or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor.

         (3) The Subsidiary Guarantee constitutes a valid and binding obligation of the Guarantor.

         (4) The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         The opinion set forth herein is subject to the following qualifications and limitations:

         (a) The enforceability of the Subsidiary Guarantee may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer or other similar laws and court decisions, now or hereafter in effect, relating to or affecting the rights of creditors generally.

         (b) The enforceability of the Subsidiary Guarantee is or will be subject to the application of and may be limited by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate maturity of a debt under certain circumstances including, without limitation, upon the occurrence of a default deemed immaterial, or might decline to order the Guarantor to perform covenants. Such principles as applied by a court might include a requirement that a creditor act with reasonableness and in good faith. Thus, I express no opinion as to the validity or enforceability of
(i) provisions restricting access to legal or equitable remedies, such as the specific performance of executory covenants, (ii) provisions that purport to establish evidentiary standards, (iii) provisions relating to waivers, severability, set-off, or delay or omission of enforcement of rights or remedies, and (iv) provisions purporting to convey rights to persons other than parties to the Subsidiary Guarantee.

         (c) The remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (d) I have not been requested to render, and with your permission I do not express, any opinion as to the applicability to any provisions of the Subsidiary Guarantee, of Section 548 of the Federal Bankruptcy Code, Article 10 of the New York Debtor & Creditor Law, or any other fraudulent conveyance, insolvency or transfer laws or any court decisions with respect to any of the foregoing.

         I call your attention to the fact that I am admitted to practice law only in the State of New York and the Commonwealth of Massachusetts, and, in rendering the foregoing opinion, I do not express any opinion as to any laws other than the laws of [the jurisdiction of incorporation of the Guarantor], the State of New York, the Commonwealth of Massachusetts and the Federal laws of the United States of America.

         The opinion expressed herein is based upon the laws in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should any such law be changed by legislative action, judicial decision, or otherwise.

         This opinion is being delivered to you solely for your benefit in connection with the Subsidiary Guarantee, and neither this opinion nor any part hereof may be delivered to, or used, referred to or relied upon, by any other person or for any other purpose without my express prior written consent, except that any person who is a permitted successor or assign of a Bank in accordance with the provisions of the Credit Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof.

                                                Very truly yours,

                                                                       EXHIBIT L


                              MANDATORY COSTS RATE

         1.       DEFINITIONS

                  In this Exhibit:

                  "ACT" means the Bank of England Act of 1998.

                  The terms "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings ascribed to them under or pursuant to the Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

                  "FEE BASE" has the meaning ascribed to it for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

                  "FEES REGULATIONS" means, as appropriate, either:

                  (a)      the Banking Supervision (Fees) Regulations 1998; or

                  (b) such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to March 31, 1999.

                  "FSA" means the Financial Services Authority.

                  Any reference to a provision of any statute, directive, order or regulation herein is a reference to that provision as amended or re- enacted from time to time.

         2.       CALCULATION OF THE MANDATORY COSTS RATE

                  The Mandatory Costs Rate is an addition to the interest rate on each Euro-Currency Loan or any other sum on which interest is to be calculated to compensate the Banks for the cost attributable to each Euro-Currency Loan or such sum resulting from the imposition from time to time under or pursuant to the Act and/or by the Bank of England and/or the FSA (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest bearing or Special Deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to liabilities used to fund the relevant Euro-Currency Loan or such sum.

                  The "MANDATORY COSTS RATE" will be the rate determined by the Agent to be equal to the arithmetic mean (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates notified by each of the Reference Banks to the Agent as the rate resulting from the application of the following formula:

                  FOR STERLING:

                           XL + S(L-D) + F X 0.01
                           ----------------------
                               100 - (X + S)

                  FOR OTHER ALTERNATIVE CURRENCIES:

                           F X 0.01
                           --------
                              300

                  where on the day of application of the formula:

         X is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which such Reference Lender is required under or pursuant to the Act to maintain cash ratio deposits with the Bank of England;

         L is the rate of interest (exclusive of Euro-Currency Margin and Mandatory Costs Rate) payable on that day on the related Euro-Currency Loan or unpaid sum pursuant to this Agreement;

         F is the rate of charge payable by such Reference Lender to the FSA pursuant to the Fees Regulations and expressed in pounds per (pound)1 million of the Fee Base of such Reference Lender;

         S is the level of interest-bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which such Reference Lender is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

         D is the percentage rate per annum payable by the Bank of England to such Reference Lender on Special Deposits.

                  (X, L, S and D are to be expressed in the formula as numbers and not as percentages. A negative result obtained from subtracting D from L shall be counted as zero.)

                  If any Reference Bank fails to notify any such rate to the Agent, the Mandatory Costs Rate shall be determined on the basis of the rate(s) notified to the Agent by the remaining Reference Bank(s).

                  The Mandatory Costs Rate attributable to a Euro-Currency Loan or other sum for any period shall be calculated at or about 11:00 A.M. (London time) on the first day of such period for the duration of such period.

                  The determination of Mandatory Costs Rate by the Agent in relation to any period shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

         3.       CHANGE OF REQUIREMENTS

                  If there is any change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Agent renders or will render the above formula (or any element thereof, or any defined term used therein) inappropriate or inapplicable, the Agent shall (with the written consent of the Borrower, which shall not be unreasonably withheld) be entitled to vary the same. Any such variation shall, in the absence of manifest error, be conclusive and binding on all parties and shall apply from the date specified in such notice.

                                                                       EXHIBIT M


                               EXTENSION AGREEMENT

The Chase Manhattan Bank, as Administrative Agent
   under the Credit Agreement referred to below
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

         Effective as of [date], the undersigned hereby agrees to extend its Commitment and the Termination Date under the 364-Day Credit Agreement dated as of February 7, 2001 (the "CREDIT AGREEMENT") among Tyco International Group S.A. (the "BORROWER"), Tyco International Ltd., the banks parties thereto and The Chase Manhattan Bank, as Agent, for 364 days to [date to which the Termination Date is to be extended] pursuant to Section 2.01(h) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York. This Extension Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                            [NAME OF BANK]


                                            By ____________________________
                                                 Title:

Agreed and Accepted:

TYCO INTERNATIONAL GROUP S.A.
as Borrower


By ____________________________________________
   Title:


TYCO INTERNATIONAL LTD.
as Guarantor


By ____________________________________________
   Title:


THE CHASE MANHATTAN BANK,
as Administrative Agent


By ____________________________________________
   Title:

                           CROSS-REFERENCE TARGET LIST

   NOTE: DUE TO THE NUMBER OF TARGETS SOME TARGET NAMES MAY NOT APPEAR IN THE
                             TARGET PULL-DOWN LIST.
         (This list is for the use of the wordprocessor only, is a part of this document and may be discarded.)


ARTICLE/SECTION                                                                        TARGET NAME
=====================================================================================================
1.01.............................................................................................defs
1.01......................................................................................definitions
1.02................................................................................acct.terms.determ
1.03.................................................................................types.borrowings

2...............................................................................................assgn
2.......................................................................................guarantee.art
2.01......................................................................................commit.lend
2.01.......................................................................................guarantees
2.01(a)..........................................................................revolve.credit.loans
2.01(b)....................................................................................term.loans
2.01(c)......................................................................................swing.lo
2.01(d)........................................................................................purpar
2.01(h).....................................................................................extension
2.02..........................................................................guarantee.unconditional
2.02...................................................................................not.commit.brw
2.02(a)....................................................................................unc.guar.a
2.02(a)(v)....................................................................................con.eur
2.02(b)....................................................................................unc.guar.b
2.02(c)....................................................................................unc.guar.c
2.02(d)....................................................................................unc.guar.d
2.02(e)....................................................................................unc.guar.e
2.02(f)....................................................................................unc.guar.f
2.02(g)....................................................................................unc.guar.g
2.03..................................................................................limit.liability
2.03..............................................................................money.market.borrow
2.03(d)...........................................................................sub.and.cont.of.mon
2.03(d)(i)..................................................................................sub.mon.i
2.03(d)(ii)................................................................................sub.mon.ii
2.03(d)(iii)..............................................................................sub.mon.iii
2.03(e)..................................................................................not.borrower
2.03(f).............................................................................Accept.and.notice
2.04...............................................................................not.bank.fund.loan
2.04(a)............................................................................note.bank.contents
2.04(b)..........................................................................................1001
2.05.......................................................................................prom.notes
2.05(a).........................................................................................notes
2.06........................................................................................mat.loans
2.06...................................................................................subrog.contrib
2.06(a)......................................................................mat.loans.committed.loan
2.06(b)............................................................................subrog.contribut.b
2.06(c)..........................................................................mat.loans.money.mark
2.07......................................................................................inter.rates
2.07(a)............................................................................int.rate.base.loan
2.07(b).......................................................................int.rate.euro.dollar.ln
2.07(c)...................................................................int.rate.euro.doll.over.due
2.07(d).........................................................................int.rate.money.market
2.07(e)...........................................................................int.rate.agent.loan
2.07(f).............................................................................int.rate.ref.bank
2.08(a)................................................................................facility.fee.a
2.09...............................................................................op.term.red.commit
2.10.................................................................................mand.term.commit
2.11.......................................................................................opt.prepay
2.11(a)...........................................................................subject.in.the.case
2.11(c)........................................................................opt.prepay.notify.bank
2.12................................................................................gen.prov.payments
2.13...................................................................................funding.losses
2.15........................................................................................reg.d.com
2.16..................................................................................Method.of.elect
2.16(a).............................................................................Method.of.elect.a
2.16(d).............................................................................Method.of.elect.d
2.17..........................................................................................det.dol
2.17(a)...........................................................................................062
2.17(b)...........................................................................................063
2.18.........................................................................................res.cost
2.18(b)....................................................................................res.cost.c
2.18(c)....................................................................................res.cost.d
2.19......................................................................................ch.mkt.prac

3..........................................................................................conditions
3..............................................................................................paymts
3.01....................................................................................effectiveness
3.01(a)....................................................................effectiveness.counterparts
3.01(b).......................................................................effectiveness.op.gen.cl
3.01(c).................................................................................receipt.davis
3.01(d)....................................................................effectiveness.agt.all.docs
3.01(e).........................................................................agnt.evidence.satisfy
3.02....................................................................................existing.agts
3.02(a)...........................................................................exist.agts.eff.date
3.03........................................................................................borrowing
3.03(a)..................................................................................borrowings.a
3.03(b)..................................................................................agg.out.prin
3.03(c)..................................................................................borrowings.c
3.03(d)..................................................................................borrowings.d

4....................................................................................rep.and.warrants
4.01....................................................................................corp.exis.pwr
4.01.....................................................................................misc.notices
4.02................................................................................corp.gov.authoriz
4.03...................................................................................binding.effect
4.04......................................................................................finan.infor
4.04(a)..................................................................................cons.bal.adt
4.05........................................................................................misc.txes
4.05.......................................................................................litigation
4.06.........................................................................................eff.term
4.06(a).....................................................................................eff.terma
4.07.....................................................................................govern.law.2
4.07...................................................................................envirn.matters
4.08............................................................................................taxes
4.09.....................................................................................subsidiaries
4.10.....................................................................................nt.invest.co
4.11.......................................................................................full.discl

5...........................................................................................covenants
5.01......................................................................................information
5.01(a)......................................................................................inform.a
5.01(b)......................................................................................inform.b
5.01(c)......................................................................................inform.c
5.01(e).........................................................................shareholder.materials
5.01(f).................................................................................sec.materials
5.02....................................................................................payment.oblig
5.03.................................................................................maint.prop.insur
5.03(a).................................................................maint.prop.insur.wrking.order
5.03(b)........................................................................maint.prop.reput.insur
5.04..........................................................................conduct.bus.maint.exist
5.04(a).................................................................conduct.bus.maint.engage.same
5.04(c)..........................................................................conduct.bus.preserve
5.05..................................................................................compliance.laws
5.05(a).....................................................................compliance.non.compliance
5.05(b)..........................................................................compliance.necessity
5.06.................................................................................inspect.property
5.06(a)...............................................................inspect.prop.keep.proper.record
5.06(b)........................................................................inspect.permit.inspect
5.06(c)................................................................................inspect.confid
5.06(c)(iv)(D).....................................................................inspect.property.C
5.07.....................................................................limit.restrict.sub.dividends
5.08...........................................................................................debt.2
5.09............................................................................fixed.charge.coverage
5.10.......................................................................................neg.pledge
5.10(b)..............................................................................lien.exist.asset
5.10(e)........................................................................lien.exist.time.of.acq
5.11......................................................................consol.mergers.sales.assets
5.12................................................................................trans.with.affils
5.13................................................................................restrict.payments
5.14..................................................................................subs.guarantors
5.15.....................................................................................use.proceeds

6............................................................................................defaults
6.01...................................................................................events.default
6.01(a)........................................................................event.default.fail.pay
6.01(b)....................................................................event.default.fail.observe
6.01(c)...................................................................event.default.fail.remedied
6.01(d)..............................................................................event.def.10days
6.01(e).............................................................................event.def.writing
6.01(f)........................................................................event.def.pay.mat.debt
6.01(h)..........................................................................event.def.accelerate
6.01(j).............................................................................event.def.ben.own
6.01(k)............................................................................event.def.fail.pay
6.01(l)...............................................................................event.def.erisa
6.02...................................................................................notice.default

7.04...................................................................................consult.expert
7.06..................................................................................indemnification
7.07..................................................................................credit.decision
7.08..................................................................................successor.agent
7.09.......................................................................................agents.fee

8................................................................................change.circumstances
8.01.........................................................................basis.determine.int.rate
8.01(a)................................................................................dep.in.dollars
8.02.......................................................................................illegality
8.03....................................................................increased.cost.reduced.return
8.04......................................................................................taxes.other
8.04(a)..................................................................................borr.payment
8.04(c)....................................................................................borr.indem
8.04(d).........................................................................borrower.irsform.1001

9.01..........................................................................................notices
9.02.......................................................................................no.waivers
9.03.......................................................................................exp. indem
9.03(b).................................................................................bor.agr.indem
9.03(c)................................................................................exp.agent.bank
9.04....................................................................................share.setoffs
9.05...................................................................................amend.and.waiv
9.06...................................................................................success&assign
9.06(b)..................................................................................particip.int
9.06(c)...........................................................................bank.assign.to.inst
9.06(d)......................................................................................assign.d
9.06(e)......................................................................................assign.e
9.06(f).............................................................................notwithstanding.a
9.06(g)......................................................................................assign.g
9.07.......................................................................................collateral
9.08....................................................................................governing.law
9.09.....................................................................................counterparts
9.10.....................................................................................waiver.trial
9.12.............................................................................judicial.proceedings

10.......................................................................................art.guaranty
10.06...................................................................................stay.of.accel

ARTICLE/SECTION                                                     TARGET NAME
================================================================================












                                       M-2